UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☑	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.
LIFEPOINT HOSPITALS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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103 Powell Court, Suite 200
Brentwood, Tennessee 37027
March 31, 2008
Dear Stockholders:
     It is my pleasure to invite you to attend the 2008 Annual Meeting of Stockholders, which is to be held on Tuesday, May 13, 2008 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The following pages contain the formal notice of the Annual Meeting and the Company’s Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.
     The Annual Meeting will be simultaneously broadcast over the Internet. The listen-only webcast of the Annual Meeting will be available on the “Investor Information — News Releases” section of the Company’s website, www.lifepointhospitals.com, and will be available for replay for 30 days after the Annual Meeting.
     This year the Company is taking advantage of new Securities and Exchange Commission rules that allow it to furnish proxy materials to stockholders via the Internet. The new rules allow the Company to provide stockholders with the information they need, while lowering the costs of delivery. The Company will send printed proxy materials to stockholders only upon specific request.
     It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, the Company would greatly appreciate your efforts to vote your shares as soon as possible by following the instructions in the Notice of Internet Availability of Proxy Materials previously sent to you or in the Company’s Proxy Statement. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.
     We look forward to seeing you at the Annual Meeting.
Sincerely yours,

/s/ WILLIAM F. CARPENTER III
WILLIAM F. CARPENTER III
President and Chief Executive Officer

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Tuesday, May 13, 2008 at 3:00 p.m. local time

PLACE:	511 Union Street, Suite 2700, Nashville, Tennessee 37219

WEBCAST:	You can access the live listen-only webcast of the Annual Meeting on the “Investor Information — News Releases” section of the Company’s website at www.lifepointhospitals.com.

ITEMS OF BUSINESS:	• Elect three nominees as Class III directors of the Company;
•	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008;

•	Approve an amendment to the Company’s Amended and Restated 1998 Long-Term Incentive Plan;

•	Approve an amendment to the Company’s Management Stock Purchase Plan; and

•	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

WHO MAY VOTE:	You can vote if you were a stockholder of record at the close of business on March 17, 2008. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

PROXY VOTING:	Your vote is important. Please vote as soon as possible in one of these ways, even if you plan to attend the meeting:
•	By Internet - use the website address www.proxyvote.com;

•	By Telephone - use the toll-free number (800) 690-6903; or

•	By Mail - if you request printed copies of the proxy materials by mail, promptly return your marked, dated and executed proxy card in the postage-paid envelope provided.

ADMISSION:	Stockholders who owned the Company’s common stock as of the record date will be admitted to the Annual Meeting with verification of stock ownership, such as your account statement.
By Order of the Board of Directors,
/s/ MARY KIM E. SHIPP

MARY KIM E. SHIPP
Vice President and Corporate Secretary
March 31, 2008

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING
What is the purpose of this Proxy Statement?
     As a holder of common stock (“Common Stock”) of LifePoint Hospitals, Inc. (the “Company”), this Proxy Statement has been made available to you on the Internet or, upon your request, delivered to you by mail or email in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2008 Annual Meeting of Stockholders to be held on Tuesday, May 13, 2008 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, and at any adjournments or postponements thereof (the “Annual Meeting”).
Why did I receive a Notice of Internet Availability of this Proxy Statement and the Company’s 2007 Annual Report to Stockholders instead of a full set of proxy materials?
     Pursuant to the new rules recently adopted by the Securities and Exchange Commission, the Company has elected to provide its proxy statement and annual report to stockholders over the Internet through a “notice only” model. Accordingly, the Company mailed a Notice of Internet Availability of Proxy Materials on or about March 31, 2008 to its stockholders of record and beneficial owners. The Notice of Internet Availability provides instructions on how you may access this Proxy Statement and the Company’s 2007 Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of its annual meetings on the environment.
Who is entitled to vote on the matters discussed in the Proxy Statement?
     You are entitled to vote if you were a stockholder of record as of the close of business on March 17, 2008. On such date, there were 54,217,276 shares of Common Stock outstanding. Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy.
What proposals will require my vote?
     You are being asked to vote on the following:
•	the election of three nominees as Class III directors of the Company (Proposal 1);

•	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008 (Proposal 2);

•	an amendment to the Company’s 1998 Long-Term Incentive Plan (the “LTIP”) (Proposal 3);

•	an amendment to the Company’s Management Stock Purchase Plan (the “MSPP”) (Proposal 4); and

•	any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend that I vote?
     The Board recommends that you vote:
•	“FOR” the election of the three nominees nominated by the Board of Directors as Class III directors of the Company (Proposal 1);

•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008 (Proposal 2);

•	“FOR” the amendment to the Company’s 1998 Long-Term Incentive Plan, or LTIP (Proposal 3); and

•	“FOR” the amendment to the Company’s Management Stock Purchase Plan, or MSPP (Proposal 4).

How can I vote?
     If you are a stockholder of record, you may vote in person at the Annual Meeting by completing a ballot at the meeting. You may also vote by proxy over the Internet at www.proxyvote.com, by telephone by calling the toll-free number (800) 690-6903 or, if you request printed copies of the proxy materials by mail, by returning your marked, dated and executed proxy card in the postage-paid envelope provided. Even if you plan to attend the meeting, the Company encourages you to vote your shares as soon as possible by proxy.
Can I change my mind after I vote?
     If you vote by proxy, you can revoke that proxy at any time before it is voted at the meeting. You can do this in any of the following ways:
•	vote again on the Internet at www.proxyvote.com prior to the meeting pursuant to the instructions on the Notice of Internet Availability;

•	vote again by telephone using the toll-free number (800) 690-6903 prior to the meeting pursuant to the instructions the Notice of Internet Availability;

•	deliver a written notice of the revocation to the Corporate Secretary of the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 prior to the meeting and submit a valid proxy with a later date; or

•	attend the meeting in person and vote again by written ballot.
     If you hold your shares of Common Stock in street name, you must follow the instructions provided by your broker, bank or nominee to change your vote.
How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it comes up at the Annual Meeting?
     If any matter that is not described in this Proxy Statement should properly come before the meeting, the proxy designee(s) selected by the Company (as set forth in this Proxy Statement) will vote all shares of Common Stock represented by proxy in accordance with their best judgment. At the time of the release of this Proxy Statement, the Company was not aware of any other matters that might be presented for stockholder action at the Annual Meeting.
What constitutes a quorum for the Annual Meeting?
     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Company presiding over the Annual Meeting or by the Board of Directors.
What vote is required to approve each proposal?
     Election of Directors: If a quorum is present, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record with respect to each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee recommended by the Corporate Governance and Nominating Committee and selected by the current Board of Directors.
     Ratification of the Selection of the Independent Registered Public Accounting Firm: Stockholder ratification of the Audit and Compliance Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Second Amended and Restated By-Laws of the Company (the “By-Laws”) or otherwise; however, the Board of Directors has elected to submit the selection of Ernst & Young LLP to the Company’s stockholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote.
     Amendment to the LTIP: Because the proposed amendment will increase the number of shares of Common Stock reserved for issuance under the LTIP, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of our Common Stock entitled to vote, whether present in person, or represented by proxy, shall be required to approve the amendment.
     Amendment to the MSPP: Because the proposed amendment will increase the number of shares of Common Stock reserved for issuance under the MSPP, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of our Common Stock entitled to vote, whether present in person, or represented by proxy, shall be required to approve the amendment.
How will voting on any other business be conducted?
     We are not aware of any business to be conducted at the Annual Meeting other than the matters described in this Proxy Statement. If any other business is properly brought before the meeting, your voted proxy gives authority to David M. Dill, the Company’s Executive Vice President and Chief Financial Officer, and Paul D. Gilbert, the Company’s Executive Vice President and Chief Legal Officer, or either of them, with full power of substitution, to vote on such matters at their discretion. All such other matters properly brought before the meeting shall be approved upon the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.
How many votes per share do I have?
     Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly voted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.
Can I vote the shares I own under the Company’s Retirement Plan?
     In accordance with the Company’s Retirement Plan (the “Retirement Plan”), the shares held under that plan are voted by the plan trustee. Participants in the Retirement Plan receive a copy of the Notice of Internet Availability and may direct the plan trustee on how to vote the shares allocated to their accounts. The Retirement Plan Committee, which is comprised of certain members of management, directs the trustee as to the voting with respect to shares allocated to participant accounts for which the trustee does not receive voting instructions and shares that are not allocated to participant accounts.
What is the difference between a registered stockholder and a beneficial holder of shares?
     If your Common Stock is registered directly in your name with the Company’s transfer agent, National City Bank, N.A., you are considered a “registered stockholder” with respect to those shares. If this is the case, the Notice of Internet Availability has been sent directly to you by the Company.
     If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the Notice of Internet Availability has been forwarded to you by your brokerage firm, bank or other nominee, or their agent that is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided by your brokerage firm, bank or other nominee, or their agent.
How are my shares voted if I am a beneficial holder and I do not return voting instructions?
     Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions by the tenth day before the meeting. The election of directors and the ratification of the selection of Ernst & Young, LLP as the independent registered public accounting firm of the Company are considered routine matters, and the approval of the amendment to the LTIP and the amendment to the MSPP are not considered routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This event is called a “broker non-vote.” Because approval of the amendment to the LTIP and the amendment to the MSPP will be decided by the affirmative vote of a majority of the shares of Common Stock present at the meeting and entitled to vote, broker non-votes on these proposals will have the effect of a vote against these proposals at the Annual Meeting, assuming a quorum is obtained.
What happens if I abstain from voting?
     If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal. If you abstain from voting on the amendment to the LTIP or the amendment to the MSPP, your abstention will have the same effect as a vote against the respective proposals.
What do I need to do if I want to attend the Annual Meeting?
     You do not need to make a reservation to attend the Annual Meeting. Please note, however, that you will need to demonstrate that you are a Company stockholder to be admitted to the meeting. If you plan to attend the Annual Meeting, you must hold your shares of Common Stock in your own name or bring a copy of the Notice of Internet Availability, and you must bring a form of personal photo identification with you in order to be admitted. The Company reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.
     Stockholders of record can vote in person at the Annual Meeting. If you are not a stockholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares of Common Stock to be able to vote in person at the Annual Meeting.
How can I participate if I am unable to attend the Annual Meeting?
     If you are unable to attend the Annual Meeting in person, the Company invites you to listen to the live webcast of the Annual Meeting on the Company’s website at www.lifepointhospitals.com in the “Investor Information — News Releases” section. The live broadcast will begin at 3:00 p.m., Central Time, on May 13, 2008 and a 30-day online replay will be available approximately one hour following the conclusion of the live broadcast.
What is “householding” and how does it affect me?
     Householding is a program, adopted by the SEC, that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of proxy materials to that address. Householding is designed to reduce a company’s printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability.
     If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.
What does it mean if I receive more than one Notice of Internet Availability?
     If you receive more than one Notice of Internet Availability, this means that you have multiple accounts holding the Common Stock with brokers and/or the Company’s transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.
Who will tabulate and certify the vote?
     Representatives of Broadridge Financial Solutions, Inc. will serve as the independent inspector of elections and will tabulate and certify the vote.

Who pays the expenses of the Annual Meeting?
     The Company will pay all expenses of the Annual Meeting, including any cost for mailing the Notices of Internet Availability, mailing printed proxy materials upon request, and the solicitation of proxies. The directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other electronic means. They will not be paid additional remuneration for their efforts. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the Notice of Internet Availability and, if specifically requested, printed proxy materials to their principals.

PROPOSAL 1: ELECTION OF DIRECTORS
     Upon the recommendation of the Corporate Governance and Nominating Committee, which consists entirely of independent directors, the Board of Directors has nominated the three individuals named below under the caption “Nominees for Election” for election as directors to serve until the annual meeting of stockholders in 2011 or until their successors have been elected and qualified.
Required Vote
     The directors nominated below will be elected if they receive a plurality of the votes cast by the shares of Common Stock, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present.
Nominees for Election
CLASS III DIRECTORS — TERM WILL EXPIRE IN 2011
William F. Carpenter III
Age — 53
Director since June 2006
     William F. Carpenter III has served as Chief Executive Officer of the Company since his appointment on June 26, 2006. Prior to June 26, 2006, Mr. Carpenter served as Executive Vice President of the Company from February 2004 until his appointment as CEO. In addition, Mr. Carpenter served as General Counsel and Secretary of the Company from May 11, 1999 to June 26, 2006 and Corporate Governance Officer from February 2003 to June 26, 2006. From May 11, 1999 to February 2004, Mr. Carpenter served as Senior Vice President of the Company. From November 23, 1998 until May 11, 1999, Mr. Carpenter served as general counsel of the America Group of HCA. Mr. Carpenter was a partner of the law firm of Waller Lansden Dortch & Davis, LLP through December 31, 1998.
Richard H. Evans
Age — 63
Director since June 2000
     Richard H. Evans currently serves as the Chair of the Company’s Compensation Committee. Mr. Evans has been the chairman of Evans Holdings, LLC, a real estate investment and real estate services company, since April 1999. Prior to that time, Mr. Evans served as chief executive officer of Huizenga Sports, Entertainment Group, Madison Square Garden Corporation and Radio City Music Hall Productions, chief operating officer of Gaylord Entertainment Company and chief operating officer and corporate director of Florida Panther Holdings. Mr. Evans previously served as a member of the board of governors of the National Basketball Association, the National Hockey League, Major League Baseball and the National Football League.
Michael P. Haley
Age — 57
Director since April 2005
     Michael P. Haley has been a director of the Company since April 2005. Mr. Haley was a director of Province Healthcare Company from February 2004 until the closing of the business combination with Province in April 2005. From January 1, 2005 to June 1, 2005, Mr. Haley served as chairman of MW Manufacturers, Inc., a producer and distributor of window and door products for the residential construction industry, and as senior vice president of sales and marketing for Ply Gem Industries, Inc., a manufacturer of residential exterior building products. From 2001 to January 1, 2005, Mr. Haley served as president and chief executive officer of MW Manufacturers, Inc. Prior to that time, Mr. Haley served in various management capacities with American of Martinsville, Inc, a manufacturer of commercial contract furniture and subsidiary of La-Z-Boy Incorporated, and with Loewenstein Furniture Group. Mr. Haley is a director of Ply Gem Industries, Inc., American National Bankshares, Inc. (NASDAQ: AMNB), a publicly-traded bank holding company, and Stanley Furniture Company (NASDAQ: STLY), a publicly-traded furniture manufacturer.

Continuing Directors
     The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class I or Class II directors.
CLASS I DIRECTORS — TERM WILL EXPIRE IN 2009
Marguerite W. Kondracke
Age — 62
Director since November 2007
     Marguerite W. Kondracke has been a director of the Company since November 2007. Since October 2004, Ms. Kondracke has served as president and chief executive officer of America’s Promise — The Alliance for Youth, a not-for-profit children’s advocacy organization founded in 1997 by General Colin Powell. Prior to that time, Ms. Kondracke served as special assistant to U.S. Senator Lamar Alexander, as well as the staff director, Senate Subcommittee on Children and Families, between April 2003 and September 2004. From September 2001 to March 2003, Ms. Kondracke served as president and chief executive officer of The Brown Schools, a leading provider of behavioral services for adolescents. Ms. Kondracke is the co-founder, former chief executive officer and currently a board member of Bright Horizons Family Solutions (NASDAQ: BFAM), a public company that provides workplace services for employers and families. Ms. Kondracke is currently a board member of Saks, Inc. (NYSE: SKS), a public company that operates department stores in the United States. Ms. Kondracke also serves on the Board of Trustees of Duke University and Duke University Medical Center.
John E. Maupin, Jr., D.D.S.
Age — 61
Director since May 1999
     John E. Maupin, Jr., D.D.S. currently serves as Chair of the Company’s Corporate Governance and Nominating Committee. Dr. Maupin has served as the president of Morehouse School of Medicine since July 1, 2006. From July 1994 until June 2006, Dr. Maupin served as president of Meharry Medical College. Dr. Maupin currently serves on the National Committee on Foreign Medical Education Accreditation of the U.S. Department of Education. He also has served on the National Advisory Research Resources Council of the National Center for Research Resources, National Institutes of Health; National Advisory Dental Research Council of the National Institute of Dental and Craniofacial Research, National Institutes of Health; and the Board of Scientific Counselors of the National Center for Infectious Diseases, Centers for Disease Control and Prevention. Dr. Maupin is a director of HealthSouth Corporation (NYSE: HLS), a publicly-traded provider of healthcare services, and Regions Financial Corporation (NYSE: RF), a publicly-traded bank. Dr. Maupin also serves as a director/trustee for the VALIC family of funds, a fund complex.
Owen G. Shell, Jr.
Age — 71
Director since December 2002
     Owen G. Shell, Jr. currently serves as the Company’s non-executive Chairman of the Board of Directors. Mr. Shell has over 40 years of executive management experience in the banking industry. He served as president of the Asset Management Group of Bank of America Corporation from November 1996 until his retirement in June 2001. From 1986 through 1996, Mr. Shell served as the president of Bank of America for the Tennessee region. Prior to that, Mr. Shell held several positions, including chairman, president and chief executive officer of First American National Bank in Nashville, Tennessee.
CLASS II DIRECTORS — TERM WILL EXPIRE IN 2010
Gregory T. Bier
Age — 61
Director since February 2008
     Gregory T. Bier retired in 2002 from Deloitte & Touche LLP. Prior to his retirement, Mr. Bier was the managing partner of the Cincinnati Office of Deloitte & Touche LLP from 1998 to 2002. Mr. Bier joined Haskins & Sells, which later became part of Deloitte, in 1968, and he became a certified public accountant in 1970. Mr. Bier served on the audit committee of the Board of Trustees of Catholic Healthcare Partners, one of the largest not-for-profit health systems in the United States, from 2002 to 2007. He currently serves as a director of Cincinnati Financial Corporation (NASDAQ: CINF), a public company that markets commercial, personal and life insurance through independent insurance agencies.
DeWitt Ezell, Jr.
Age — 69
Director since May 1999
     DeWitt Ezell, Jr. served as state president of Tennessee for BellSouth Corporation, a communications services company, from January 1990 until his retirement on April 30, 1999. Prior to that time, Mr. Ezell served in various engineering, regulatory and public relations positions during his 37-year tenure with BellSouth Corporation. Mr. Ezell is the chairman of the board of BlueCross BlueShield of Tennessee, a non-profit health insurance company.
William V. Lapham
Age — 69
Director since May 1999
     William V. Lapham currently serves as Chair of the Company’s Audit and Compliance Committee. From 1962 until his retirement in 1998, Mr. Lapham was associated with Ernst & Young LLP and its predecessors, serving as a partner for the last 26 years of his tenure, and as a member of Ernst & Young’s International Council for eight years ending in December 1997. Mr. Lapham was a director of Renal Care Group, Inc., a publicly-traded kidney dialysis services company, and was the chair of its audit and compliance committee until its acquisition by Fresenius Medical Care AG & Co. KGaA on March 31, 2006. Mr. Lapham is also a past director of Avado Brands, Inc., a proprietary brand management company, prior to its going private in May 2005 and was chair of its audit committee.
Your Board of Directors Recommends a Vote “FOR” Proposal 1

GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS
     The Company’s Board of Directors consists of nine members, eight of whom are independent. The Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. One-third of the directors are elected each year. The Corporate Governance and Nominating Committee conducts an annual evaluation of the Board of Directors, its committees and the directors in order to evaluate their performance prior to recommending any nominees to the Board of Directors for additional terms as directors.
     The fundamental duties of the Board of Directors are to oversee the CEO and senior management in the appropriate operation of the Company, to advise the CEO and senior management with respect to the conduct of the Company’s business and its strategic direction, and to protect the long-term interests of the stockholders. To satisfy these duties, the directors take a proactive approach through active and frequent communication with the CEO and other members of senior management, by setting the correct “tone at the top” and ensuring that it permeates the Company’s relationships, and by defining what information it should receive and how. The Board of Directors sets its own meeting agendas through the non-executive Chairman of the Board and its respective committee chairs.
     The Board of Directors believes that governance is far more than a “check the box” activity. Rather, the Board of Directors believes that how it functions is more important than the structure in which it functions. To this end, each director completes detailed evaluations of the performance and effectiveness of the Board of Directors, each of its committees and each director on an annual basis. As part of this process, the Company’s Chief Legal Officer interviews each director privately in an effort to identify any concerns that have not otherwise been identified. The governance structure of the Company is designed to enable the Board of Directors to be an active, collegial body prepared to make prompt, principled decisions, provide sound advice and counsel and to monitor the Company’s compliance and performance. The key practices and procedures of the Board of Directors are outlined in the Corporate Governance Standards available in the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com.
Director Attendance at Board, Committee and Annual Meetings
     The Board of Directors held nine meetings (including regularly scheduled and special meetings) during 2007. Directors are expected to attend all meetings of the Board of Directors, the annual meeting of stockholders and all meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2007, all directors attended the annual meeting of stockholders and each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and all committees on which the director served.
Executive Sessions of the Board
     Routinely, the Board of Directors meets in executive sessions in which William F. Carpenter III, the Company’s CEO and sole management director, and other members of management do not participate. The Company’s Chairman of the Board presides over the executive sessions of the Board of Directors. In 2007, the Board of Directors met in executive session at each of its regular meetings.
Committees of the Board of Directors
     The Board of Directors has three standing committees that assist the Board in carrying out its duties — an Audit and Compliance Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The current charter of each of these committees is available in the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com and may be obtained without charge by writing to the Corporate Secretary at the Company’s principal offices — LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary.

     The committees of the Board of Directors are composed exclusively of independent directors. The following table shows the current membership of each committee:

Corporate Governance
Director	Audit and Compliance	Compensation	and Nominating
Gregory T. Bier(1)	X	X	X
Richard H. Evans	X	Chair	X
DeWitt Ezell, Jr.	X	X	X
Michael P. Haley	X	X	X
Marguerite W. Kondracke(2)	X	X	X
William V. Lapham	Chair	X	X
John E. Maupin, Jr., D.D.S.	X	X	Chair
Owen G. Shell, Jr.	X	X	X

(1)	Mr. Bier became a director effective February 18, 2008.

(2)	Ms. Kondracke became a director effective November 6, 2007.
Audit and Compliance Committee
     The Audit and Compliance Committee is primarily responsible for selecting and overseeing the services performed by the Company’s independent registered public accounting firm, evaluating the Company’s accounting policies and its system of internal controls, monitoring compliance with the Code of Conduct and the Code of Ethics, and monitoring and overseeing the internal audit and compliance departments of the Company and their respective work plans and programs. During 2007, the Audit and Compliance Committee held 16 meetings. The report of the Audit and Compliance Committee begins on page 13.
Compensation Committee
     The Compensation Committee is primarily responsible for approving compensation arrangements for senior management of the Company, including the CEO, and administering compensation plans. Pursuant to its Charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. During 2007, the Compensation Committee held five meetings. The report of the Compensation Committee begins on page 15.
Corporate Governance and Nominating Committee
     The Corporate Governance and Nominating Committee is primarily responsible for identifying persons qualified to become members of the Board of Directors and, when appropriate, recommending such persons to the Board of Directors as proposed nominees for Board membership; ensuring that a succession plan is in place for the position of CEO and other senior management positions; leading the Board and directors in their respective annual reviews of the performance of the Board, its committees and individual directors; and regularly reviewing and considering evolving governance practices. During 2007, there were no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors. During 2007, the Corporate Governance and Nominating Committee held six meetings. The Company’s By-Laws and Corporate Governance Standards are available in the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com.
Code of Conduct and Code of Ethics
     The Company has a Code of Conduct that provides guidance to all employees, including the Company’s CEO, CFO, principal accounting officer and Board (the “Code of Conduct”). The Board of Directors has also adopted the Code of Ethics for Senior Financial Officers and Chief Executive Officer that specifically addresses the unique role of these officers in corporate governance (the “Code of Ethics”). Many of the topics covered in the Code of Ethics are also addressed in the Company’s Code of Conduct, and each of the officers subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Conduct.
     The Company has published its Code of Conduct and Code of Ethics on the “Corporate Governance” section of its website at www.lifepointhospitals.com.

Independence of Directors
     The Board has determined that all Board members, excluding the Company’s CEO, are independent in accordance with the applicable rules of The NASDAQ Stock Market LLC. Ricki Tigert Helfer, who resigned from the Board of Directors effective September 13, 2007, was also determined to have been independent under applicable NASDAQ rules. All committee members are independent in accordance with the NASDAQ listing standards.
Audit Committee Financial Expert
     The Board has determined that Mr. Lapham, Chair of the Audit and Compliance Committee, and Mr. Bier are each qualified as an “audit committee financial expert,” as defined by rules adopted by the SEC, and are independent in accordance with the applicable rules of The NASDAQ Stock Market, LLC.
Certain Relationships and Related Transactions
     In addition to the Company’s Corporate Governance Standards, its Code of Ethics and its Code of Conduct, the Board has approved a written policy which governs the review, approval and/or ratification of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in any single calendar year. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.lifepointhospitals.com.
     This policy is administered under the oversight of the Audit and Compliance Committee. To assist this committee in identifying potential related person transactions, each director and executive officer is annually required to identify his or her family members and provide certain information about them. The Company’s Corporate Governance Officer disseminates a list of the related persons to various officers and departments of the Company so that such transactions can readily be identified. If a related person transaction is identified in advance and the Corporate Governance Officer determines that the transaction is subject to this policy, he must submit the transaction to the Audit and Compliance Committee (or its Chair, if time is of the essence) for consideration. The Audit and Compliance Committee may generally approve such transactions that are in the best interests of the Company and its stockholders. The policy also enumerates certain related person transactions that are deemed automatically pre-approved by the Audit and Compliance Committee because the SEC has determined that such transactions are not required to be disclosed or they are unlikely to raise the concerns underlying the SEC’s disclosure requirements.
     During 2007, there were no reportable related person transactions for the Company, and no related person had any reportable indebtedness to the Company or any of its subsidiaries.
Director Nomination Process
     The information required to be provided by a stockholder nominating a candidate for the Board of Directors is set forth in our By-Laws, and the general qualifications and specific qualities and skills established by the committee for directors are included in the Company’s Corporate Governance Standards. The Company believes that directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board of Directors representing diverse experience, and this committee will evaluate all potential nominees in the same manner. The committee also considers candidates recommended by current directors, company officers and others.
     The timely submission by stockholders of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) at the 2009 annual meeting of stockholders is described in this Proxy Statement under the caption “General Information - Stockholder Nominations and Proposals for the 2009 Proxy Statement.” The Corporate Governance and Nominating Committee will consider nominations by any Company stockholder of record who is entitled to vote at the applicable meeting and who has complied with the notice procedures set forth in the By-Laws.
     Nominations by stockholders of persons for election to the Board of Directors also may be made at a special meeting of stockholders if the stockholder’s notice required by the By-Laws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
Compensation Committee Interlocks and Insider Participation
     During 2007, the Compensation Committee of the Board of Directors consisted of Dr. Maupin and Messrs. Evans, Ezell, Haley, Lapham and Shell. In addition, Ms. Helfer served as a member of the Compensation Committee until her resignation from the Board of Directors and its committees on September 13, 2007. Simultaneous with her election to the Board of Directors on November 6, 2007, Ms. Kondracke also became a member of the Compensation Committee. None of the members of the Compensation Committee have at any time been an officer or employee of the Company nor have any of the members had any relationship requiring disclosure by the Company. None of the Company’s executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on the Company’s Board of Directors or Compensation Committee.
Stockholder Communication with the Board of Directors
     Stockholders who wish to communicate with the Board of Directors (or specified individual directors), including the non-management directors as a group, may do so by addressing their correspondence to the appropriate member(s) of the Board of Directors (or the Board as a whole), c/o the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. All written communications received in such manner from stockholders of the Company will be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication will be forwarded to all members of the Board of Directors.
Compliance Hotline
     The Audit and Compliance Committee has adopted a policy on the reporting of concerns regarding accounting or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s personnel, including with respect to the Company’s accounting, internal accounting controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern through an external compliance hotline by calling 1-877-508-5433. The hotline services are available 24 hours a day, seven days a week. All calls to the compliance hotline will be handled on an expedited basis and, under certain circumstances, will be communicated directly to the Chair of the Audit and Compliance Committee.

AUDIT AND COMPLIANCE COMMITTEE REPORT
     The Audit and Compliance Committee consists entirely of independent directors in accordance with the NASDAQ and SEC audit committee structure and membership requirements. The Audit and Compliance Committee has certain duties and powers as described in its written Charter adopted by the Board. A copy if this Charter is available on the “Corporate Governance” section of the Company’s website, www.lifepointhospitals.com.
     In performing its functions, the Audit and Compliance Committee acts primarily in an oversight capacity. The Audit and Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal control over financial reporting, and the work and assurances of the Company’s independent registered public accounting firm, which reviews quarterly and audits annually the Company’s financial statements. In addition, the Audit and Compliance Committee relies on the Company’s independent registered public accounting firm, which expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles, an opinion on management’s assessment of internal control over financial reporting and an opinion on the effectiveness of internal control over financial reporting.
     The Audit and Compliance Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007. This selection was subsequently approved by the Board of Directors and was ratified by the Company’s stockholders at the annual meeting of stockholders held on May 8, 2007.
     The Audit and Compliance Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with the Company’s management and Ernst & Young LLP. The Audit and Compliance Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
     The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the auditors the auditors’ independence.
     In reliance on these reviews and discussions, and the report of Ernst & Young LLP, the Audit and Compliance Committee recommended to the Board of Directors, and the Board of Directors determined, that the audited financial statements be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
AUDIT AND COMPLIANCE COMMITTEE
William V. Lapham, Chair
Richard H. Evans
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke (1)
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Dated: March 21, 2008

(1)	Ms. Kondracke joined the Audit and Compliance Committee effective November 6, 2007.

FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to the Independent Registered Public Accounting Firm
     The table below provides information concerning fees for services rendered by Ernst & Young LLP during the last two fiscal years. The nature of the services provided in each such category is described following the table.

	Amount of Fees
Description of Fees	2007	2006
Audit Fees	$1,967,392	$1,716,624
Audit-Related Fees	35,400	7,500
Tax Fees	143,242	193,564
All Other Fees	152,430	77,025

Total	$2,298,464	$1,994,713

     Audit Fees - These fees were primarily for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s consolidated annual financial statements, audit of internal control over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2006 and 2007. The fees also include separate opinion audits of certain subsidiaries, as well as comfort letters and consents related to SEC filings.
     Audit-Related Fees - These fees were primarily for services rendered by Ernst & Young LLP for matters such as consultation on accounting and reporting standards and transaction due diligence services.
     Tax Fees - These fees were for services rendered by Ernst & Young LLP for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services.
     All Other Fees - Other fees paid to Ernst & Young LLP include consulting fees relating to independent review of organization billing, Medicare cost reporting software, compliance- and reporting-related services and other services as requested by the Audit and Compliance Committee.
     The Audit and Compliance Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Ernst & Young LLP. None of these services are of a type that was prohibited under the independent registered public accounting firm independence standards of the SEC.
Pre-approval of Services Performed by the Independent Registered Public Accounting Firm
     The Audit and Compliance Committee has implemented procedures to ensure the pre-approval of all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm. These procedures require that the Audit and Compliance Committee approve all services prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit and Compliance Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit and Compliance Committee has delegated to Mr. Lapham, the Chair of the Audit and Compliance Committee, pre-approval authority with respect to audit or permitted non-audit services (in an amount not to exceed $20,000 in each instance) to be provided by Ernst & Young LLP, subject to ratification of such pre-approval by the Audit and Compliance Committee at its next scheduled meeting. On a quarterly basis, the Audit and Compliance Committee reviews a summary listing of all service fees, along with a reasonably detailed description of the nature of the engagement of Ernst & Young LLP. The Audit and Compliance Committee pre-approved in accordance with the regulations of the SEC all audit, audit-related, tax and other services performed by Ernst & Young LLP during 2007. The Audit and Compliance Committee considered and determined that the provision of non-audit services by Ernst & Young LLP during 2007 was compatible with maintaining auditor independence.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis” required by SEC Regulation S-K, Item 402(b) beginning on page 16 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Company’s 2008 Annual Meeting of Stockholders and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
COMPENSATION COMMITTEE
Richard H. Evans, Chair
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke (1)
William V. Lapham
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Dated: March 21, 2008

(1)	Ms. Kondracke joined the Compensation Committee effective November 6, 2007.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The Company’s executive compensation program is significantly performance-based, with two of the three primary compensation components conditioned on the achievement of financial and performance targets. The Compensation Committee, which was comprised of all seven of the Company’s independent directors serving at the time the compensation decisions discussed below were made, oversees and directs the Company’s executive compensation program and sets the compensation of the named executive officers on an annual basis. When setting executive compensation, the committee is guided by the following five principles: Competitiveness; Internal Equity; Simplicity; Financial Performance; and Values Focus (the “Principles”).
     The Compensation Committee believes that the Company’s executive compensation program should:
•	allow the Company to attract, motivate and retain exceptional leaders (“Competitiveness”);

•	be consistent with the Company’s compensation philosophy for all employees (“Internal Equity”);

•	be straightforward and easy to understand and administer (“Simplicity”);

•	appropriately encourage the Company’s financial performance (“Financial Performance”); and

•	advance the interests of the Company’s various constituents, including stockholders, patients, physicians and employees, through compliance with legal, governance and operational guidelines (“Values Focus”).
     None of the Principles are applied in a rigid or formulaic method. Instead, the committee applies the Principles, together with other relevant factors, in a manner intended to further the long-term interests of the Company, its stockholders and other stakeholders. The Principles are best understood in the context of the discussion of the process for determining compensation described below under the heading “Process.”
Competitiveness
     The Company strives to attract, motivate and retain exceptional leaders, including the named executive officers. Doing so is in the best interests of the Company, its stockholders and other stakeholders. To be successful in these efforts, the committee believes that the compensation paid by the Company to its named executive officers must be competitive and attractive in both type and amount. In its efforts to set competitive compensation for the named executive officers for 2007, the Compensation Committee solicited input from William F. Carpenter III, the Company’s President and CEO, and John P. Bumpus, Executive Vice President and Chief Administrative Officer, and considered the type and amount of compensation paid by certain other companies to leaders such as those sought by the Company.
Internal Equity
     Internal pay equity is, and has been, an important component of the Company’s compensation philosophy. In this regard, the Company maintains a compensation grid that sets forth high, low and median compensation levels for corporate employees at all levels, including the named executive officers. Generally, similarly-situated employees are placed at the same level on this grid and then receive compensation that falls within a range of that paid to other similarly-situated employees. The compensation paid to the named executive officers is influenced by considerations of Internal Equity, both with respect to compensation set for the Company’s other named executive officers and its other senior executives.
Simplicity
     The Compensation Committee believes the Company benefits from a compensation system that is easy to monitor, implement, understand and describe. The Company’s executive compensation program consists of three primary elements:
•	base salary;

•	annual performance-based cash incentives under the Executive Performance Incentive Plan (the “EPIP”); and

•	performance-based equity incentives in the form of restricted shares and stock options.
     The named executive officers are also eligible to participate in the Company’s health and welfare programs, MSPP, 401(k) Plan, and other minor employee recognition programs on the same basis as other employees. All named executive officers are covered by the Company’s Change in Control Severance Plan (the “Change in Control Plan”).
Financial Performance
     The Company’s compensation program is significantly performance-based and, as a result, it closely aligns the interests of the named executive officers with those of the Company’s stockholders. Of the three primary elements of compensation available to the named executive officers for 2007, two are earned only if financial and other targets for the Company are achieved, as illustrated by the following:
•	cash incentive payments may be made under the EPIP only if the Company achieves specific financial and performance goals;

•	the restricted shares granted to the named executive officers in 2007 generally vest only if (1) specific financial goals established by the Compensation Committee are achieved and (2) the named executive officer who received the award remains employed by the Company on the third anniversary of the date of grant; and

•	the stock options granted to the named executive officers in 2007 (except for Mr. Dill, the Company’s new CFO) were also conditioned on the Company meeting specific financial targets even though stock options are inherently performance-based as their value (if any) depends on the Company’s future share price.
Values Focus
     The healthcare industry is highly regulated and is monitored closely by government agencies with enforcement powers. The Company’s compliance with applicable laws, rules and standards is central to its long-term performance and value. Further, the quality of care provided at the Company’s facilities is an increasingly relevant component of overall performance and will likely be increasingly tied to payments made for healthcare services. In this environment, the Compensation Committee believes that it is important to balance near-term financial performance with a long-term commitment to operate the business in a legally compliant manner.
     This Values Focus is an important consideration as the Compensation Committee set targets for financial performance. The Compensation Committee also believes that this focus is illustrated in its grant of restricted shares, as these shares vest only if specific financial targets are met and if the recipient of the grant remains employed by the Company on the third anniversary of the grant. By extending the vesting date of restricted shares, the Compensation Committee feels that it encourages the named executive officers to emphasize long-term growth in a legally compliant manner.
Process
     Consistent with past practice, the Compensation Committee began the process of planning for the 2007 compensation of the named executive officers during the fourth quarter of 2006. During this time, the Chair of the Compensation Committee and Mr. Bumpus were in frequent contact regarding steps that should be taken, and information that should be collected, to inform the Compensation Committee. On occasion, Mr. Carpenter would participate in these preparatory conversations with Mr. Bumpus and the Chair of the Compensation Committee. Consistent with these conversations, Mr. Bumpus worked with Watson Wyatt Worldwide, Inc., a consultant retained by management (the “Management Consultant”), and McDaniel & Associates, Inc., a consultant retained by the Compensation Committee (the “Committee Consultant,” together with the Management Consultant, the “Compensation Consultants”), to prepare the requested information.
     In preparation for its December 12, 2006 meeting, the Compensation Committee received in advance and reviewed competitive market data reports prepared by the Management Consultant. These reports provided detailed information regarding base salary, cash bonus and long-term equity incentive compensation for individuals deemed comparable to the named executive officers at certain other publicly-traded healthcare companies considered to be comparable to the Company in terms of revenue, market capitalization and/or other relevant indicators, generally described as comparator companies.1 For named executive officers other than the CEO, CFO and COO, where specific comparable executive data was not publicly available as often, the Compensation Committee also considered third party survey data obtained by the Management Consultant for compensation paid to executives at other companies believed to have similar responsibilities to those of the named executive officers. These reports were considered and discussed by the Compensation Committee at its December 2006 regular meeting.
     The Compensation Committee also received independent advice, including independent advice regarding the consultant reports, from the Committee Consultant. The Committee Consultant was engaged by the Compensation Committee, provided services only to the Compensation Committee and rendered independent advice and counsel to the Compensation Committee on compensation matters. The Compensation Committee considered the input it received from the Compensation Consultants, but the Compensation Consultants did not determine or recommend the amount or form of compensation for any of the named executive officers. The Management Consultant provided other services for the Company during 2007.
     In addition, although the Compensation Committee reviewed the compensation practices of its peer companies, the Compensation Committee did not blindly follow strict formulas or survey data. Instead, the Compensation Committee considered various factors in exercising its judgment regarding compensation matters, including the experience, responsibilities and performance of each named executive officer, the performance of the named executive officers as a team and the Company’s overall financial performance. In addition, the Committee believes that it must retain its flexibility to design compensation arrangements to attract and retain executives in the highly-competitive, rapidly changing environment in which the Company operates.
     At its December 2006 meeting, the Compensation Committee considered the comparator companies for 2007. These companies were those considered in the market data reports prepared by the Management Consultant. The Compensation Committee understood that the Management Consultant based its reports on public information for prior periods and survey data collected by the Management Consultant from other comparator companies. The

[1]	The comparator companies for 2007 were Apria Healthcare Group Inc.; Community Health Systems, Inc.; DaVita Inc.; Genesis Healthcare Corporation; Health Management Associates, Inc.; HealthSouth Corp.; Kindred Healthcare, Inc.; Lincare Holdings Inc.; Manor Care, Inc.; Sunrise Senior Living, Inc.; Triad Hospitals, Inc.; and Universal Health Services, Inc.

Compensation Committee determined that the comparator companies constituted a sufficiently large and relevant group for purposes of comparing compensation data.
     Between the December 2006 and March 2007 meetings of the Compensation Committee, Mr. Bumpus worked with the Management Consultant to develop recommendations regarding base salaries, annual bonus opportunities (“Target Bonus”) and corresponding performance criteria (“Bonus Performance Goals”), and equity grant recommendations for the Company’s named executive officers, in addition to other members of senior management. Mr. Carpenter provided input regarding these matters periodically. These recommendations were based largely on the competitive market data contained in the Management Consultant reports, application of the Principles and other relevant factors including the experience, responsibilities and performance of each named executive officer. These recommendations were also discussed with the Chair of the Compensation Committee and the Committee Consultant.
     At its regularly scheduled meeting in March 2007, the entire Compensation Committee considered and discussed in detail base salaries, Target Bonus and Bonus Performance Goals, equity grants and vesting conditions for each of the named executive officers. At this meeting, the Compensation Committee also considered comprehensive compensation tally sheets prepared by the Management Consultant regarding the named executive officers. Following the Compensation Committee deliberations on the recommendations, the Compensation Committee set the fixed components of the named executive officers’ compensation for 2007, except that finalizing certain of the Bonus Performance Goals was delegated to the Chair of the Compensation Committee.
     Also at its March 2007 meeting, the Compensation Committee considered and discussed whether each of the named executive officers should participate in the EPIP for the 2007 fiscal year, based on projected total compensation and management responsibilities. After determining that each of the named executive officers should be participants in the EPIP, the Compensation Committee added specific, financial targets as vesting conditions to the stock options and restricted shares granted to the named executive officers. As a result, all of the elements of the Company’s compensation program for named executive officers, other than base salaries, were performance-based and conditioned on the achievement of financial targets. In the case of restricted shares, vesting was also conditioned on the recipient remaining employed by the Company through the third anniversary of grant. The stock options that the Compensation Committee approved granting were to vest ratably over the next three years of employment, subject to achievement of the performance criteria.
     At its regularly scheduled May 2007 meeting, the Compensation Committee, in consultation with the Compensation Consultants, discussed and approved compensation to be paid to David M. Dill. At this time, Mr. Dill agreed to join the Company as its Chief Financial Officer no later than August 1, 2007. Mr. Dill also agreed to consult with the Company prior to his start date as CFO. The Compensation Committee requested that the Management Consultant prepare a report describing general trends and specific comparator company practices in the area of change of control and severance benefits.
     At its September 2007 meeting, the Compensation Committee reviewed the Company’s interim performance against the Bonus Performance Goals set in the first quarter of the year. The Management Consultant presented the severance and change of control benefit report and discussed the report with the Committee Consultant. Although the report showed that many comparator companies provide executives with a higher level of severance and change of control benefits than the Company and that those benefits are often not subject to the same “double trigger” as the Company’s, the Compensation Committee determined that no changes to severance or change of control benefits would be considered during 2007.
     During the fourth quarter of 2007, the Compensation Committee began the process of planning for making the 2008 compensation-related decisions for the named executive officers, including review of materials provided by the Compensation Consultants.
Components of Compensation
     Based on advice from the Compensation Consultants, management’s recommendations, consideration of the Principles described above and the judgment of the committee members, the Compensation Committee allocates compensation to individuals both as to specific components (for example, base salary, Target Bonus and equity awards) and as a whole (“Total Direct Compensation”). Each of the components of compensation is discussed in more detail below. The Compensation Committee seeks to target Total Direct Compensation opportunities for the named executive officers within the range of Total Direct Compensation for comparable executives, reflecting the

Principle of Competitiveness. Because the Compensation Committee determined that a significant portion of each executive’s compensation should be at risk, the actual compensation realized by the named executive officers depends on the level of performance achieved by the Company over both the short and long-terms. This focus on Total Direct Compensation results in more heavily weighting long-term incentives and at-risk compensation. The Compensation Committee believes that the component mix of compensation broadly reflects the Principles.
Base Salary
     The Principles of Competitiveness, Internal Equity and long-term individual performance are the key drivers in determining the base salary for each of the named executive officers. The salaries of the named executive officers are evaluated annually as described above in the section entitled “Process.” The Compensation Committee believes that base salaries should be targeted within the range of base salaries for comparable executives, while reflecting other relevant factors, such as unique roles and responsibilities and individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the median of the applicable range of base salaries paid by the comparator companies.
Non-Equity Incentives
     Named executive officers may earn the Target Bonus if the Bonus Performance Goals set in advance by the Compensation Committee are achieved, with the goal of advancing the Company’s Financial Performance and Values Focus. The Compensation Committee establishes the Target Bonus as a percentage of base salary for each of the named executive officers.
     The named executive officers may receive a bonus payment if the Bonus Performance Goals are met, have the potential to earn annual bonuses less than the Target Bonus if Bonus Performance Goals are substantially achieved, and have the potential to earn annual bonuses greater than the Target Bonus if Bonus Performance Goals are exceeded. The Bonus Performance Goals may be revised by the Compensation Committee in limited circumstances. The Bonus Performance Goals established for 2007 for net revenue and EBITDA were revised during the year to reflect divestitures made by the Company.
     Any bonus awarded to named executive officers is made under the EPIP. The EPIP is a performance-based plan intended to qualify under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee may reduce the final bonus payment to the EPIP Executives in its sole and absolute discretion, regardless of the achievement of the Bonus Performance Goals.
     For 2007, 50% of the Target Bonus for each named executive officer was derived from the Company’s financial performance as measured against the following goals:
•	Ten percent (10%) of the Target Bonus was payable if the Company achieved net revenues from continuing operations of at least $2,640.7 million, as adjusted for divestitures. For 2007, the Company achieved adjusted net revenues from continuing operations of $2,628.4 million. As a result, 9.5% of this Bonus Performance Goal was achieved.

•	Thirty percent (30%) of the Target Bonus was payable if the Company achieved adjusted EBITDA from continuing operations of at least $486.1 million, as adjusted for divestitures. Because the Compensation Committee believes that EBITDA is a very significant measure of performance for the Company, and one that management can impact through appropriate operations, the committee tied 30% of the Target Bonus to EBITDA. For 2007, the Company achieved adjusted EBITDA from continuing operations of $441.3 million. As a result, 6.25% of this Bonus Performance Goal was achieved.[2]

[2]	For Ms. Koford, this Bonus Performance Goal was further broken down so that 15% of the Target Bonus was based on the EBITDA of the division of the Company over which she was president. The other 15% of the Target Bonus for this criteria was based on the adjusted EBITDA of the Company. Ms. Koford was awarded 12.5% for this Bonus Performance Goal.

The Company’s adjusted EBITDA from continuing operations for 2007 is calculated as follows (in millions):

Revenues	$2,630.1
Salaries and benefits	(1,034.6)
Supplies	(362.0)
Other operating expenses	(478.8)
Provision for doubtful accounts	(314.2)
Adjustment	0.8

$441.3

•	Ten percent (10%) of the Target Bonus was payable only if the Company achieved earnings per share (“EPS”) of at least $2.52. Because the market value of the Common Stock is influenced by the Company’s EPS, the Compensation Committee believed it to be an important measure of Financial Performance. For 2007, the Company achieved EPS of $2.20. Because the Company did not meet the EPS Bonus Performance Goal, no portion of this Target Bonus was paid for 2007.
     The remaining 50% of Target Bonus for each named executive officer was tied to the achievement of various operational goals set in advance by the Compensation Committee to further strategic initiatives, consistent with the Principle of Values Focus and Financial Performance. Because 2007 was the first year of a new strategic plan for the Company, many of these Bonus Performance Goals for 2007 were “process-oriented” rather than “outcome-oriented.” Although this represents a departure from recent years, the Compensation Committee determined that, given the significance of the Company’s strategic planning initiatives, it was important to incentivize efforts to position the Company to define and track results against strategic initiatives.
     Ten percent (10%) of this half of Target Bonus was tied to operational goals underlying strategic initiatives in the following five areas: quality and growth enhancements; centralized improvements to further leverage expertise to benefit hospitals; hospital development efforts; enhanced operations; and multi-level leadership development and training. Forty-one percent (41%) of this remaining 50% of Target Bonus was earned by the named executive officers for 2007.
     While the Bonus Performance Goals were the same for each of the named executive officers, except as noted for the division presidents, the actual Bonus Payment varied materially depending on the named executive officer’s position. Before setting each Bonus Performance Goal, and also before making any actual Bonus Payment, the Compensation Committee, in consultation with the Compensation Consultants, calculated each named executive officer’s Target Bonus plus his or her base salary to determine the “total cash compensation” amount and evaluated the total cash compensation against that of comparable executives. The actual Bonus Payment made to each individual named executive officer is shown in the Summary Compensation Table.
     At its meeting on February 28, 2008, the Compensation Committee set the 2008 Bonus Performance Goals for the named executive officers. For 2008, 40% of the Target Bonus for each named executive officer will be derived from the Company’s financial performance as measured against the following goals:
•	ten percent (10%) of the Target Bonus will be payable if the Company achieves net revenues from continuing operations of at least $2,789.0 million;

•	twenty percent (20%) of the Target Bonus will be payable if the Company achieves adjusted EBITDA from continuing operations of at least $465.0 million; and

•	ten percent (10%) of the Target Bonus will be payable only if the Company achieves EPS of at least $2.50.
     The remaining 60% of Target Bonus for each named executive officer for 2008 is tied to various economic and other metrics underlying the strategic drivers of the Company’s business.
Long-Term Equity-Based Incentives
     Consistent with the Principles of Competitiveness and Financial Performance, the Compensation Committee granted long-term incentive awards to the named executive in 2007. In line with the Compensation

Committee’s practice in recent years, these long-term incentive awards were exclusively in the form of equity awards of (1) non-qualified options to purchase shares of the Company’s common stock and (2) restricted shares of common stock.
     The Compensation Committee granted two options for each restricted share to each of the named executive officers in 2007. These awards reflected the Compensation Committee’s desire to deliver reasonably balanced expected values through each type of equity award and the Company’s estimated fair values for each type of grant. The Company has granted a combination of options and restricted shares as long-term incentive awards since 2004, with the primary objectives of enhancing key employee retention and using shares more efficiently.
     For 2007, total cash compensation combined with equity-based compensation generally resulted in Total Direct Compensation for the named executive officers within the range of Total Direct Compensation for similarly situated executives at the comparator companies, depending on individual performance and experience.
     In administering the Company’s equity-based compensation programs, the Compensation Committee regularly evaluates the total cost of such programs. Each year, the Management Consultant prepares an analysis of the Company’s programs in the areas of total share utilization and annual grant rates as compared to the comparator companies. The results are used by the Compensation Committee in evaluating management’s annual equity grant recommendations for all program participants, including the named executive officers. Overall, the Company’s total stock compensation costs historically have been and are currently within the range of comparator company levels. In evaluating the Company’s total cost of stock compensation programs, the Compensation Committee also considers the fact that, in contrast to several comparator companies, the Company offers limited retirement benefits, particularly for the named executive officers.
Option Awards
     In 2007, the Compensation Committee made conditional option grants to the named executive officers only at its regularly scheduled meeting in March, except for those options granted to Mr. Dill at the time he was recruited to the Company in May 2007. All stock options granted in 2007 to named executive officers vest in three equal installments on the first, second and third anniversaries following the grant date. In addition, although stock options are inherently performance-based as their value (if any) depends on the Company’s future share price, the stock options awarded to the named executive officers in 2007 other than Mr. Dill were also conditioned on the Company meeting specific financial targets. Specifically, if the Company achieved EPS of $2.52, which amount represented the high end of the range of guidance given by the Company in January 2007, then the number of stock options targeted for each named executive officer could be earned (if the time vesting requirements were met). If the EPS achieved by the Company for 2007 fell significantly below or above such amount, then the named executive officers would either forfeit all stock options awarded in 2007 or receive up to two times their targeted amount, respectively. Because the Company’s EPS for 2007 was $2.20, all stock options granted to the named executive officers in March 2007 were forfeited.
     The regular meetings of the Compensation Committee at which option awards are granted do not typically coincide with earnings releases or other periodic filings of the Company likely to have a material effect on the stock price of the Company and are scheduled in advance without regard to those events. Under the provisions of the LTIP, the exercise price of an option is set as the closing price of the Company’s common stock on the most recent trading date before the grant date. The Compensation Committee does not grant options with reload features and maintains a policy against re-pricing stock options.
Restricted Share Awards
     In 2007, the Compensation Committee granted restricted shares to the named executive officers. As with option awards, the Compensation Committee granted restricted shares to the named executive officers only at its regularly scheduled meeting in March, except for those restricted shares granted to Mr. Dill at the time he was recruited to the Company in May 2007. The EPIP and Section 162(m) of the Internal Revenue Code require that restricted shares granted to the named executive officers vest based on the satisfaction of both continued employment and achievement of performance criteria. As a result, it is the committee’s general practice to grant restricted shares that vest only if the Company continues to employ the named executive officer through the third anniversary of the grant and if the Company achieves specified performance goals established at the time of grant. For the 2007 grant of restricted shares to the named executive officers other than Mr. Dill, the Compensation Committee set the vesting goals as achievement by the Company in any one of fiscal years 2007, 2008 or 2009 of either (1) net revenues from continuing operations of $2,848.9 million, or (2) adjusted EBITDA from continuing operations of $517.3 million.
     The restricted shares granted to Mr. Dill in May 2007 vest only if the Company continues to employ Mr. Dill through the third anniversary of the grant. The vesting of these shares is not conditioned upon the Company’s achievement of performance criteria. The Compensation Committee was willing to grant these shares without performance criteria in order to recruit Mr. Dill to the Company.
Benefits and Perquisites
     Consistent with the Principles of Internal Equity and Simplicity, named executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company, except to the extent such benefits are integrally and directly related to the performance of the named executive officer’s duties. The Company offers group life, disability, medical, dental and vision insurance, a management stock ownership program and other comparable benefits.
     The Company offers the MSPP, available to approximately 250 management level employees of the Company, including the named executive officers, which allows participants to reduce their base salary, up to a maximum percentage, and purchase common stock at an amount equal to 75% of the average market value, which is consistent with the Financial Performance Principle. Shares purchased under the MSPP vest only if the participant remains an employee of the Company on the third anniversary of the date of purchase, though shares purchased under the MSPP in 2008 and afterwards will vest once the purchaser has been employed by the Company for two years. In 2007, the named executive officers, as well as all other employees of the Company who had accrued paid time off balances in excess of an established minimum, received a one-time payout of accrued paid time off, pursuant to a change in the Company’s paid time off policy.
     The Company maintains a qualified 401(k) retirement plan, which allows eligible employees, including the named executive officers, to elect to contribute a portion of their compensation to the retirement plan. The Company provides matching contributions through its ESOP of up to 3% of a participant’s base salary. The ESOP contribution is made in shares of Common Stock. Shares contributed by the ESOP vest on a pro-rata basis based on the number of years the participant remains employed by the Company. The retirement benefit is based solely on the contributions to each participant’s account and the investment of those contributions in the retirement plan.
     While the Company maintains an aircraft, the named executive officers are not generally entitled to use the aircraft for personal travel. On rare occasions, named executive officers have taken immediate family members with them when traveling on the Company aircraft for business purposes, at no incremental cost to the Company.
Change in Control Protections
     The Company maintains the Change in Control Plan, which may provide certain payments and benefits to eligible employees, including the named executive officers, upon a change in control. The Change in Control Plan provides severance benefits to participants whose employment is terminated or otherwise adversely impacted within 18 months of a change in control of the Company. The Board of Directors adopted the Change in Control Plan to incentivize key management personnel, including the named executive officers, to remain with the Company during the period leading up to the consummation of any transaction that will result in a change in control. The Compensation Committee believes that the probability of closing any change in control transaction approved by the stockholders will be increased if key management personnel remain with the Company to facilitate the closing of the transaction and the related transition.
     Pursuant to the Change in Control Plan, full vesting of outstanding equity awards following a change in control of the Company requires a “second trigger” — either termination of employment within 18 months or a determination by the acquiring entity not to issue substitute or replacement awards on the closing of the transaction. By taking this action, the Board of Directors provided that the named executive officers will only receive additional benefits from a change in control of the Company if such an event also has an adverse economic impact on them individually. For more information about the Change in Control Plan, please refer to the section below entitled “COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments upon Termination or Change-in-Control — Change in Control Arrangements.”

Compensation of the Named Executive Officers
Mr. Carpenter
     In March 2007, the Compensation Committee established Mr. Carpenter’s base salary, Target Bonus and equity compensation after consultation with the Compensation Consultants. The Compensation Committee increased Mr. Carpenter’s base salary for 2007 by 10.34% from 2006. The committee determined that this increase was warranted because the base salary initially set for Mr. Carpenter when he was named CEO was at the low end of salaries paid to the CEOs of comparator companies and because Mr. Carpenter had surpassed the initial goals set for him as CEO by the Board of Directors. The committee also wanted to reward Mr. Carpenter’s leadership of the Company throughout the period of transition following the retirement of the Company’s former chief executive officer. The Compensation Committee also concluded that Mr. Carpenter’s Total Direct Compensation remained within the range of chief executive officers of the comparator companies.
     Owen G. Shell, Jr., the non-executive Chairman of the Board of the Company, directly and significantly influences compensation decisions made with respect to Mr. Carpenter. As Board Chairman, Mr. Shell has been delegated the responsibility to undertake a review of Mr. Carpenter’s performance, to discuss the results of this review with Mr. Carpenter and to then make compensation recommendations regarding Mr. Carpenter to the Compensation Committee. In making this recommendation for 2007, Mr. Shell considered Mr. Carpenter’s performance, his attention to the matters described in the preceding paragraph, the competitive market data reports prepared by the Management Consultant with respect to compensation paid by comparator companies to CEO-level executives, and his tenure as the Company’s President and CEO.
Michael J. Culotta and William M. Gracey
     In recent years, it had been the Company’s policy that the CFO and COO would be compensated at the same level of Total Direct Compensation. The 2007 compensation recommendation for Michael J. Culotta, the Company’s former CFO, and William M. Gracey, the Company’s COO, reflected this approach and each of them received a 7% salary increase. Notwithstanding this approach, the Management Consultant benchmarked each of those executives against comparable executives and the Compensation Committee considered the results in evaluating the compensation recommendations for the CFO and COO. Using benchmarks recommended by the Management Consultant, each of the CFO and COO was compensated at a rate within the range of Total Direct Compensation from comparator companies, which results from Internal Equity and the Compensation Committee’s analysis of the long-term performance and experience of each of these individuals. The Target Bonus for each of the COO and CFO was 75% of his respective base salary.
     Following his resignation as CFO, Mr. Culotta entered into an agreement with the Company whereby he agreed to cooperate with the Company in various matters in which his knowledge of the business of the Company may be relevant and to assist the Company so as to ensure a smooth and seamless transition of the responsibilities held and information learned by him while employed by the Company. He also agreed that he had ceased participation in various employment plans sponsored by the Company and to release any claims he may have against the Company. As consideration for entering into the agreement, the Company agreed to pay Mr. Culotta a total gross amount of $802,500 over the course of 18 months following the date of the agreement. The Company and Mr. Culotta acknowledged certain terms of existing stock options and rights under Company plans, including the expiration of unvested options upon his resignation and the expiration of vested options 90 days after his resignation. Mr. Culotta also agreed to certain confidentiality, non-competition, non-solicitation and other requirements under the agreement.
Mr. Dill
     In May 2007, the Compensation Committee made various compensation decisions in connection with the Company’s efforts to recruit Mr. Dill. These decisions were made by the committee after consultation with the Compensation Consultants, a review of compensation paid to similarly situated officers at comparator companies, and input provided to the Compensation Committee by Mr. Carpenter regarding what compensation was necessary to recruit Mr. Dill. While these decisions were made in a manner consistent with the Principles, they were also impacted by negotiations with Mr. Dill and the Company’s desire to incentivize Mr. Dill to accept the Company’s offer of employment. On May 8, 2007, the Compensation Committee granted Mr. Dill equity compensation of 90,000 stock options and 50,000 shares of restricted stock. These awards were made to Mr. Dill as a consultant to the Company under the LTIP. In addition, the Compensation Committee set Mr. Dill’s base salary of $450,000, payable beginning on the earlier of the date his employment commenced with the Company or July 1, 2007, and adopted a Target Bonus for Mr. Dill of 75% of his base salary.
     Mr. Dill’s employment with the Company as its CFO commenced on July 12, 2007. From May 2007 until that time, Mr. Dill provided consulting services to the Company. Initially, these services were provided without compensation, other than the equity awards that were granted to Mr. Dill on May 8, 2007. Once Mr. Dill devoted essentially his full time and attention as a consultant to Company affairs, Mr. Dill was paid a bi-weekly amount equal to that he would receive once serving as CFO. Mr. Dill worked as a paid consultant to the Company from June 4, 2007 through July 11, 2007. For this period, he received an aggregate, gross payment of $48,461.53.
Ms. Koford and Mr. Raplee
     The Compensation Committee set compensation for Ms. Koford and Mr. Raplee consistent with its evaluation of Internal Equity and Competitiveness. Further, as with other named executive officers, the Compensation Committee reviewed competitive market data compiled by the Management Consultant prior to setting the compensation payable to Ms. Koford and Mr. Raplee. In these cases, however, specific comparable executive data was not publicly available, so the Compensation Committee also considered third party survey data obtained by the Management Consultant for compensation paid to executives at other companies believed to have similar responsibilities to Ms. Koford and Mr. Raplee.
     Because Ms. Koford served as a division president during 2007, her Target Bonus calculation was further broken down so that 15% of her Target Bonus was based on the EBITDA of the division of the Company over which she was president. The other 15% of the Target Bonus for her was based on the adjusted EBITDA of the Company.
Conclusion
     The Compensation Committee believes that its decisions with respect to compensation paid to the named executive officers for 2007 are consistent with the principles of competitiveness, internal equity, simplicity, financial performance and values focus.

COMPENSATION OF EXECUTIVE OFFICERS
Executive Officers of the Company
     The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
William F. Carpenter III	53	President and Chief Executive Officer
David M. Dill	39	Executive Vice President and Chief Financial Officer
William M. Gracey	54	Executive Vice President and Chief Operating Officer
Paul D. Gilbert	41	Executive Vice President and Chief Legal Officer
John P. Bumpus	47	Executive Vice President and Chief Administrative Officer
Joné Law Koford	51	Group President, Organic Growth
R. Scott Raplee	42	Group President, Operations Management
Michael A. Weichart	42	Group President, Operations Resources
Gary D. Willis	43	Senior Vice President and Chief Accounting Officer
     The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Below is a biographical summary of the experience of the executive officers of the Company. Information pertaining to Mr. Carpenter, who is both a director and an executive officer of the Company, may be found in the section entitled “Proposal 1 – Election of Directors.”
     David M. Dill has served as Executive Vice President and Chief Financial Officer of the Company since February 2008. Mr. Dill joined the Company on July 12, 2007 as Chief Financial Officer. From March 31, 2006 until Mr. Dill joined the Company, he served as executive vice president of Fresenius Medical Care North America and as chief executive officer in the East Division of Fresenius Medical Care Services, a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA. Mr. Dill previously served as executive vice president, chief financial officer and treasurer of Renal Care Group, Inc., a publicly traded dialysis services company, from November 2003 until Renal Care Group was acquired by Fresenius Medical Care on March 31, 2006. From 1996 to November 2003, Mr. Dill served in various finance and accounting roles with Renal Care Group, Inc. Mr. Dill is a member of the board of directors of Psychiatric Solutions, Inc., a behavioral health services company.
     William M. Gracey has served as Executive Vice President and Chief Operating Officer of the Company since February 2008. From February 2004 until February 2008, Mr. Gracey served as the Company’s Chief Operating Officer. From May 11, 1999 until February 2004, Mr. Gracey was a Division President of the Company. From July 1998 until May 11, 1999, Mr. Gracey served as a division president of the America Group of HCA. Prior to that time, Mr. Gracey served in various operations positions with HCA. Mr. Gracey is a past chairman of the Tennessee Hospital Association. Mr. Gracey is a member of the board of directors of BlueCross BlueShield of Tennessee and serves as the hospital representative for the State of Tennessee.
     Paul D. Gilbert has served as Executive Vice President and Chief Legal Officer and Corporate Governance Officer of the Company since February 2008. From August 2006 until February 2008, Mr. Gilbert served as Senior Vice President, General Counsel and Secretary and Corporate Governance Officer of the Company. Prior to such time, Mr. Gilbert was a partner of the law firm of Waller Lansden Dortch & Davis, LLP from January 1, 1999 to August 6, 2006, where he advised investor-owned and not-for-profit hospitals and health systems, psychiatric and behavioral health facilities and other healthcare facilities on a broad range of transactional, corporate governance and financing matters.
     John P. Bumpus has served as Executive Vice President and Chief Administrative Officer of the Company since February 2008. From April 2005 until February 2008, Mr. Bumpus served as Senior Vice President, Human Resources and Administration of the Company.  Prior to joining the Company in April 2005, Mr. Bumpus served as vice president – human resources with Province Healthcare Company.  Prior to such time, Mr. Bumpus served in various human resource positions with a Fortune 50 company.
     Joné Law Koford has served as the Company’s Group President, Organic Growth since January 2008. From September 2001 to January 2008, Ms. Koford served as a Division President of the Company. From May 2001 until August 2001, Ms. Koford served as Vice President of Development for the Company. Prior to that, Ms. Koford served in various operations positions with Altius Health Plans, Strategic Health Initiatives, Arcon Healthcare, Inc., HCA and HealthTrust, Inc. – The Hospital Company.
     R. Scott Raplee has served as the Company’s Group President, Operations Management since January 2008. From March 2004 to January 2008, Mr. Raplee served as Senior Vice President, Operations Chief Financial

Officer of the Company. From May 1999 until February 2004, Mr. Raplee served as a Division Chief Financial Officer of the Company. Prior to that time, Mr. Raplee served in various financial positions with HCA.
     Michael A. Wiechart has served as the Company’s Group President, Operations Resources since January 2008. From March 2004 to January 2008, Mr. Wiechart served as a Division President of the Company. From May 1999 until February 2004, Mr. Wiechart served as a Division Chief Financial Officer of the Company. From 1998 to 1999, Mr. Wiechart served as vice president/operations controller of Province Healthcare Company. Prior to that time, Mr. Wiechart served in various financial positions with HCA.
     Gary D. Willis has served as Senior Vice President and Chief Accounting Officer of the Company since February 2006. From December 2002 to February 2006, Mr. Willis served as Vice President and Controller of the Company. From April 2002 to December 2002, Mr. Willis served as chief accounting officer of Central Parking Corporation, a company that owns, leases and manages parking facilities. From 1995 to March 2002, Mr. Willis held various positions, including chief accounting officer, with Gaylord Entertainment Company.
Summary Compensation Table
     The table below sets forth the compensation of the CEO, the CFO, the three other most highly compensated executive officers and Mr. Culotta, the former Chief Financial Officer who resigned on April 26, 2007. These individuals may be referred to in this Proxy Statement as the “Named Executive Officers.”

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred
						Plan	Compen-
Name and Principal				Stock	Option	Compen-	sation	All Other
Position	Year(1)	Salary	Bonus(2)	Awards(3)	Awards(4)	sation(5)	Earnings	Compensation(6)	Total
William F. Carpenter III	2007	$785,577	$—	$1,535,623	$633,533	$454,000	$—	$67,281	$3,476,014
President and Chief	2006	598,558	—	834,603	498,036	525,250	—	7,065	2,463,512
Executive Officer

David M. Dill	2007	193,846	—	414,050	237,900	95,766	—	50,134	991,696
Executive Vice President and Chief Financial Officer

William M. Gracey	2007	528,269	—	1,040,825	483,150	227,709	—	67,859	2,347,812
Executive Vice	2006	490,385	—	773,440	455,427	358,125	—	13,665	2,091,042
President and Chief Operating Officer

Joné Law Koford	2007	377,115	—	534,828	214,733	131,670	—	34,328	1,292,674
Group President,	2006	363,077	—	413,802	202,412	192,903	—	4,938	1,177,132
Organic Growth

R. Scott Raplee	2007	361,808	—	524,133	214,733	114,550	—	48,894	1,264,118
Group President, Operations Management

Michael J. Culotta	2007	184,635	—	(1,161,967)	117,398	—	—	332,697	(527,237)
Former Chief	2006	490,385	—	783,539	455,427	358,125	—	8,785	2,096,261
Financial Officer

(1)	In accordance with SEC transition rules, this table reflects compensation for the two most recently completed fiscal years for individuals who were Named Executive Officers during both of such years, and for the most recently completed fiscal year for individuals who were only Named Executive Officers during such year. Information for years prior to the two most recently completed fiscal years presented under previous SEC rules is available in the Company’s previous filings, which can be obtained from the SEC’s website at www.sec.gov.

(2)	Reflects discretionary bonuses granted under the EPIP. No such bonuses were paid in 2007.

(3)	Reflects the fair value for restricted stock awards granted under the LTIP and the fair value relating to the incremental value of restricted Common Stock acquired pursuant to the MSPP received on the share purchase date, in accordance with FAS 123R, as follows for 2007:

		Restricted Common
	Restricted Stock Awards	Stock Acquired under
Name	Granted under the LTIP	the MSPP	Total Stock Awards
William F. Carpenter III	$1,535,623	$—	$1,535,623
David M. Dill	414,050	—	414,050
William M. Gracey	1,038,720	2,105	1,040,825
Joné Law Koford	524,133	10,695	534,828
R. Scott Raplee	524,133	—	524,133
Michael J. Culotta	(1,161,967)	—	(1,161,967)

The assumptions used in calculating the accrued values are set forth in Note 7 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	Reflects the fair value for stock option awards granted under the LTIP in accordance with FAS 123R. The Company did not achieve the targeted performance criteria necessary for the vesting of the stock options granted to the Named Executive Officers on March 1, 2007 and, as a result, there was no expense recognized for these performance-based stock options during the year ended December 31, 2007. The assumptions used in calculating the accrued values are set forth in Note 7 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(5)	Reflects cash awards earned under the EPIP.

(6)	Details of the amounts reported as All Other Compensation for 2007 are as follows:

				Retirement
	Life	Long-term		Plan	Total All
	Insurance	Disability	Other	Contribution	Other
Name	Premiums	Insurance	Benefits(a)	Match	Compensation(b)
William F. Carpenter III	$855	$2,040	$64,386	$—	$67,281
David M. Dill	193	510	48,912	519	50,134
William M. Gracey	855	2,040	58,214	6,750	67,859
Joné Law Koford	626	2,040	30,364	1,298	34,328
R. Scott Raplee	581	2,040	39,523	6,750	48,894
Michael J. Culotta	285	687	329,231	2,494	332,697

(a)	Includes personal use of the individual’s blackberry and a special one-time payout in connection with the Company’s paid time off program. Also, includes consulting fees paid to Mr. Dill in the amount of $48,462 and severance payments to Mr. Culotta in the amount of $329,231.

(b)	The Company reports use of the corporate aircraft by the Named Executive Officers as a perquisite or other personal benefit only if it is not “integrally and directly related” to the performance of the executive’s duties. There were no such personal benefits to report for 2007. While the Company maintains an aircraft, the Named Executive Officers are not generally entitled to use the aircraft for personal travel. SEC rules require the Company to report any such use as compensation in an amount equal to the Company’s aggregate incremental cost. On certain occasions, immediate family members accompanied Named Executive Officers on the Company aircraft for trips that were integrally and directly related to the performance of the executive’s duties. Because these immediate family members used unoccupied space on flights that were already scheduled for business purposes, the Company did not recognize any incremental cost in connection with such use and, therefore, does not report any compensation related to the flights. The incremental cost of this use of the corporate aircraft is calculated by multiplying the aircraft’s hourly variable operating cost for the Company in the applicable fiscal year times the trip’s flight time. Variable operating costs include the following: aircraft fuel and oil; repairs and maintenance; parking and landing fees; hangar rental costs; permit fees; insurance; crew expenses; supplies; and depreciation of the aircraft.
Executive Severance and Restrictive Covenant Agreement with Mr. Carpenter
     On December 11, 2006, LifePoint CSGP, LLC, a wholly-owned subsidiary of the Company (“LifePoint CSGP”), entered into the Executive Severance and Restrictive Covenant Agreement (the “Carpenter Severance Agreement”) with William F. Carpenter III, the Company’s CEO. In the event that Mr. Carpenter is terminated by LifePoint CSGP (other than pursuant to a change in control as discussed below), the Carpenter Severance Agreement specifies the respective rights and obligations of LifePoint CSGP and Mr. Carpenter.

     Pursuant to the Carpenter Severance Agreement, Mr. Carpenter continues to be employed at will and receives compensation in an amount determined by the Board of Directors or a committee thereof. The Carpenter Severance Agreement includes provisions that prohibit Mr. Carpenter from competing with or soliciting employees or consultants of the Company and its affiliates during his employment period and for a period of 24 months thereafter or disclosing confidential information of the Company and its affiliates. The Carpenter Severance Agreement imposes certain obligations on the Company upon the termination of Mr. Carpenter’s employment, including, if he is terminated without cause, the continuation of certain benefits for a period of 24 months and the payment of severance (in addition to his salary and any earned but unpaid bonus through the date of termination). Any such severance received by Mr. Carpenter would be conditioned upon Mr. Carpenter’s release of all claims against the Company and be paid in an amount equal to his then current base salary for a period of 24 months following the date of termination of his employment plus an amount equal to two times Mr. Carpenter’s bonus earned for the prior fiscal year, which bonus amount would be paid in equal amounts, ratably, over the 24-month period following the date of termination of his employment. “Cause” is defined as (a) a material breach of the terms of the agreement or repeated failure to perform his duties in a manner reasonably consistent with the criteria established or directions given by the Board of Directors, (b) any action constituting fraud, self-dealing, embezzlement, or dishonesty, or (c) conviction of a crime involving moral turpitude or any felony. In the event of a breach by Mr. Carpenter of any of the restrictive covenants contained in the Carpenter Severance Agreement, Mr. Carpenter would forfeit additional severance payments from the date of the breach. The Carpenter Agreement does not alter the payments and benefits due to Mr. Carpenter in the event of his termination following a change in control of the Company, which are governed by the Company’s Change in Control Plan.
Agreement to Cooperate and General Release
     On April 26, 2007, Michael J. Culotta resigned as Chief Financial Officer of the Company. On May 4, 2007, LifePoint CSGP (together with LifePoint Hospitals, Inc., the “Company”) and Mr. Culotta entered into an Agreement to Cooperate and General Release (the “Agreement”).
     Under the Agreement, Mr. Culotta agreed to cooperate with the Company in various matters in which his knowledge of the business of the Company may be relevant and to assist the Company so as to ensure a smooth and seamless transition of the responsibilities held and information learned by him while employed by the Company. He also agreed that he had ceased participation in various employment plans sponsored by the Company and to release any claims he may have against the Company. As consideration for entering into the Agreement, the Company agreed to pay Mr. Culotta a total gross amount of $802,500 over the course of 18 months following the date of the Agreement. He also acknowledged certain terms of existing stock options and rights under Company plans, including the expiration thereof upon and in relation to his resignation. Mr. Culotta also agreed to certain confidentiality, non-competition, non-solicitation and other requirements under the Agreement.

Grants of Plan-Based Awards for 2007
     Certain information concerning each grant of an award made to a Named Executive Officer during 2007 is set forth in the table below.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Possible Future Payouts Under Non-			Estimated Future Payouts Under			Number of	Number of	or Base	Fair Value
		Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Shares of	Securities	Price of	of Stock
								Stock or	Underlying	Option	and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options	Awards(4)	Awards(5)
William F. Carpenter III	3/1/2007	$40,000	$800,000	$1,376,000	—	—	—	—	—	$—	$—
President and Chief	3/1/2007	—	—	—	—	100,000	200,000	—	—	36.60	1,164,890
Executive Officer	3/1/2007	—	—	—	—	50,000	—	—	—	—	1,830,000
David M. Dill	5/8/2007	—	—	—	—	—	—	—	90,000	38.22	1,098,000
Chief Financial Officer	5/8/2007	—	—	—	—	—	—	50,000	—	—	1,911,000
	8/1/2007	8,438	168,750	290,250	—	—	—	—	—	—	—
William M. Gracey	1/3/2007	—	—	—	—	—	—	292	—	—	2,356
Chief Operating Officer	3/1/2007	20,063	401,250	690,150	—	—	—	—	—	—	—
	3/1/2007	—	—	—	—	45,000	90,000	—	—	36.60	525,200
	3/1/2007	—	—	—	—	22,500	—	—	—	—	823,500
	7/1/2007	—	—	—	—	—	—	280	—	—	2,997
Joné Law Koford	1/1/2007	—	—	—	—	—	—	711	—	—	5,737
Group President,	3/1/2007	5,225	209,000	359,480	—	—	—	—	—	—	—
Organic Growth	3/1/2007	—	—	—	—	20,000	40,000	—	—	36.60	232,978
	3/1/2007	—	—	—	—	10,000	—	—	—	—	366,000
R. Scott Raplee	3/1/2007	10,093	201,850	347,182	—	—	—	—	—	—	—
Group President,	3/1/2007	—	—	—	—	20,000	40,000	—	—	36.60	232,978
Operations	3/1/2007	—	—	—	—	10,000	—	—	—	—	366,000
Management
Michael J. Culotta(6)	1/1/2007	—	—	—	—	—	—	1,462	—	—	11,796
Former Chief Financial	3/1/2007	20,063	401,250	690,150	—	—	—	—	—	—	—
Officer	3/1/2007	—	—	—	—	45,000	90,000	—	—	36.60	524,200
	3/1/2007	—	—	—	—	22,500	—	—	—	—	823,500

(1)	Reflects cash bonus awards granted under the EPIP where receipt is contingent upon the achievement of certain performance goals. Threshold amount is equal to 5.0% of target amount for Messrs. Carpenter, Culotta, Dill, Gracey and Raplee, and 2.5% of target amount for Ms. Koford. Maximum amount is equal to 172 % of target amount for all Named Executive Officers. For more information about the cash bonus awards and performance goals for the Named Executive Officers, please refer to the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS.”

(2)	Reflects (i) restricted stock awards granted under the EPIP where vesting is contingent upon the achievement of certain performance goals and (ii) stock option awards under the EPIP where the grant is contingent upon the achievement of certain performance goals. The performance-based stock option awards were forfeited in 2008 because the Company did not achieve the specified performance goals. For more information about the performance criteria, please refer to the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS.”

(3)	Reflects restricted stock awards granted under the LTIP and shares acquired under the MSPP.

(4)	Reflects the fair market value of a share of Common Stock, as set forth in the LTIP, as the closing sales price of the Common Stock on the trading day immediately preceding the date of grant.

(5)	Reflects the aggregate FAS 123R value of all awards as of the grant date. Such amounts are not apportioned over the service or vesting period, as opposed to the presentation in the Summary Compensation Table.

(6)	Mr. Culotta forfeited all stock and other incentives reflected in the table when he resigned from the Company effective April 26, 2007.
Outstanding Equity Awards at 2007 Fiscal Year-End
     Certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the 2007 fiscal year is set forth in the tables below.

	Option Awards
				Equity Incentive
				Plan Awards:
				Number of
	Number of			Securities
	Securities Underlying Unexercised			Underlying
	Options			Unexercised	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Unearned Options	Price	Date
William F. Carpenter III	18,750	—		—	$9.75	05/21/2009
President and Chief Executive Officer	36,250	—		—	10.00	06/01/2009
	227,756	—		—	10.81	06/07/2009
	40,000	—		—	37.13	02/09/2011
	40,000	—		—	36.51	02/25/2012
	50,000	—		—	21.05	02/24/2013
	40,000	—		—	33.17	02/20/2014
	30,000	15,000	(1)	—	42.60	04/22/2015
	15,000	30,000	(2)	—	33.02	02/22/2016
	11,667	23,333	(3)	—	36.22	09/28/2016
	—	—		200,000 (4)	36.60	03/01/2017
David M. Dill	—	90,000	(5)	—	38.22	05/08/2017
Chief Financial Officer
William M. Gracey	18,750	—		—	9.75	05/21/2009
Chief Operating Officer	18,750	—		—	10.00	06/01/2009
	87,378	—		—	10.81	06/07/2009
	40,000	—		—	37.13	02/09/2011
	40,000	—		—	36.51	02/25/2012
	50,000	—		—	21.05	02/24/2013
	50,000	—		—	33.17	02/20/2014
	30,000	15,000	(1)	—	42.60	04/22/2015
	15,000	30,000	(2)	—	33.02	02/22/2016
	—	—		90,000 (4)	36.60	03/01/2017
Joné Law Koford	70,000	—		—	46.19	08/28/2011
Group President, Organic Growth	13,334	6,666	(1)	—	42.60	04/22/2015
	6,667	13,333	(2)	—	33.02	02/20/2016
	—	—		40,000 (4)	36.60	03/01/2017
R. Scott Raplee	20,000	—		—	37.13	08/28/2011
Group President, Operations	20,000	—		—	36.51	02/25/2012
Management	13,334	6,666	(1)	—	42.60	04/22/2015
	6,667	13,333	(2)	—	33.02	02/20/2016
	—	—		40,000 (4)	36.60	03/01/2017
Michael J. Culotta	—	—		—	—	—
Former Chief Financial Officer

(1)	These options become exercisable in three equal installments on April 22, 2006, April 22, 2007 and April 22, 2008.

(2)	These options become exercisable in three equal installments on February 22, 2007, February 22, 2008 and February 22, 2009.

(3)	These options become exercisable in three equal installments on September 28, 2007, September 28, 2008 and September 28, 2009.

(4)	The number of shares reflected represents the maximum amount of performance-based stock option awards that was available to the Named Executive Officers in 2007 pursuant to the EPIP. These performance-based stock option awards were forfeited during 2008. Please see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation – Option Awards” for further discussion of such forfeiture.

(5)	These options become exercisable in three equal installments on May 8, 2008, May 8, 2009 and May 8, 2010.

	Stock Awards
				Equity Incentive Plan	Equity Incentive Plan
				Awards: Number of	Awards: Market or Payout
	Number of Shares or		Market Value of Shares or	Unearned Shares, Units or	Value of Unearned Shares,
	Units of Stock That		Units of Stock That Have	Other Rights That Have	Units or Other Rights That
Name	Have Not Vested		Not Vested	Not Vested	Have Not Vested
William F. Carpenter III	18,000	(1)	$535,320	$—	$—
President and Chief Executive Officer	36,000	(2)	1,070,640	—	—
	22,500	(3)	669,150	—	—
	18,000	(3)	535,320	—	—
	50,000	(4)	1,487,000	—	—
David M. Dill	50,000	(5)	1,487,000	—	—
Chief Financial Officer
William M. Gracey	18,000	(1)	535,320	—	—
Chief Operating Officer	36,000	(2)	1,070,640	—	—
	22,500	(3)	669,150	—	—
	22,500	(4)	669,150	—	—
	301	(6)	8,952	—	—
	292	(7)	8,684	—	—
	280	(8)	8,327	—	—
Joné Law Koford	10,000	(1)	297,400	—	—
Group President, Organic Growth	20,000	(2)	594,800	—	—
	10,000	(3)	297,400	—	—
	10,000	(4)	297,400	—	—
	832	(9)	24,744	—	—
	828	(10)	24,625	—	—
	755	(6)	22,454	—	—
	711	(7)	21,145	—	—
R. Scott Raplee	10,000	(1)	297,400	—	—
Group President, Operations Management	20,000	(2)	594,800	—	—
	10,000	(3)	297,400	—	—
	10,000	(4)	297,400	—	—
Michael J. Culotta	—		—	—	—
Former Chief Financial Officer

(1)	These annual restricted stock award shares are subject to forfeiture in their entirety unless the executive continues to be employed by the Company on April 22, 2008, at which time the shares will become fully vested.

(2)	This one-time, special grant of restricted stock awards vests in three equal installments on April 22, 2008, April 22, 2009 and April 22, 2010. With respect to the special restricted stock awarded to Messrs. Carpenter and Gracey, the vesting of the restricted shares also required the realization of certain predetermined performance criteria, which were met in 2005.

(3)	The vesting of the restricted stock awards granted to the executives is subject to the achievement of certain predetermined performance criteria, which were met in 2006.

(4)	The vesting of the restricted stock awards granted to the executives is subject to the achievement of certain predetermined performance criteria, which have not currently been met.

(5)	These restricted stock awards will vest and become unrestricted on May 8, 2010.

(6)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on July 1, 2009.

(7)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on January 1, 2010.

(8)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on July 1, 2010.

(9)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on July 1, 2008.

(10)	These shares of restricted stock purchased pursuant to the MSPP become unrestricted on January 1, 2009.

Option Exercises and Stock Vested for 2007
     Certain information concerning each exercise of stock options and each vesting of stock, including restricted stock, during 2007 for each Named Executive Officer on an aggregated basis is set forth in the table below.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise	On Exercise	on Vesting	on Vesting
William F. Carpenter III	—	$—	—	$—
President and Chief Executive Officer
David M. Dill	—	—	—	—
Chief Financial Officer
William M. Gracey	—	—	—	—
Chief Operating Officer
Joné Law Koford	—	—	—	—
Group President, Organic Growth
R. Scott Raplee	—	—	—	—
Group President, Operations Management
Michael J. Culotta	315,000	2,366,333	—	—
Former Chief Financial Officer
Potential Payments upon Termination or Change-in-Control
     The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each Named Executive Officer entitled to benefits if each situation occurred on December 31, 2007 is listed in the tables below.
Mr. Carpenter

					Termination
			Involuntary	Involuntary	Related to
Executive Benefits and Payments upon			Termination	Termination	Change in		Death or
Termination	Retirement		without Cause	for Cause	Control		Disability
Cash Payments	$454,000	(1)	$2,650,500 (2)	$—	$4,800,000	(3)	$—
Stock Options (unvested)	—		—	—	—		—
Restricted Stock (unvested)	—		—	—	4,297,430	(4)	—
Insurance Benefits	—		25,586 (5)	—	12,793	(6)	—
Excise Tax Gross-up	—		—	—	2,425,491	(7)	—

(1)	Reflects the earned but unpaid target cash bonus amount payable upon any voluntary separation of employment by Mr. Carpenter, in accordance with the Carpenter Severance Agreement.

(2)	Reflects a severance payment of Mr. Carpenter’s base salary as of December 31, 2007 for 24 months after termination plus an amount equal to two times the last bonus payment made to Mr. Carpenter the prior fiscal year in accordance with the Carpenter Severance Agreement. The severance payment to Mr. Carpenter is payable in several installments.

(3)	Reflects a severance payment of three times the sum of (a) the rate of Mr. Carpenter’s normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) Mr. Carpenter’s target cash bonus amount, in accordance with the Change in Control Plan.

(4)	Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock, which become vested in accordance with the LTIP in the event either (a) a surviving or acquiring entity does not assume such restricted shares or substitute similar awards for such restricted shares or (b) a surviving or acquiring entity assumes such restricted shares or substitutes such restricted shares with similar awards but Mr. Carpenter’s employment is terminated without cause or for good reason, as set forth in the LTIP.

(5)	Reflects the premiums for medical, dental and life insurance benefits for a 24-month period in accordance with the Carpenter Severance Agreement.

(6)	Reflects the premiums for medical, dental and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.

(7)	Reflects a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the Carpenter Severance Agreement. This calculation assumes maximum federal and state income and Medicare tax rates and is based on a five-year average of earnings reported on Form W-2 for the tax years 2002 through 2006. The Company does not expect that any such excise taxes will be imposed.
Mr. Dill

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and Payments upon		Termination	Termination	Change in		Death or
Termination	Retirement	without Cause	for Cause	Control		Disability
Cash Payments	$—	$—	$—	$2,362,500	(1)	$—
Stock Options (unvested)	—	—	—	—		—
Restricted Stock (unvested)	—	—	—	1,487,000	(2)	—
Insurance Benefits	—	—	—	12,776	(3)	—
Excise Tax Gross-up	—	—	—	1,245,465	(4)	—
Mr. Gracey

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and Payments upon		Termination	Termination	Change in	Death or
Termination	Retirement	without Cause	for Cause	Control	Disability
Cash Payments	$—	$—	$—	$2,808,750 (1)	$—
Stock Options (unvested)	—	—	—	—	—
Restricted Stock (unvested)	—	—	—	2,970,223 (2)	—
Insurance Benefits	—	—	—	12,868 (3)	—
Excise Tax Gross-up	—	—	—	—	—
Ms. Koford

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and Payments upon		Termination	Termination	Change in		Death or
Termination	Retirement	without Cause	for Cause	Control		Disability
Cash Payments	$—	$—	$—	$1,767,000	(1)	$—
Stock Options (unvested)	—	—	—	—		—
Restricted Stock (unvested)	—	—	—	1,579,967	(2)	—
Insurance Benefits	—	—	—	12,608	(3)	—
Excise Tax Gross-up	—	—	—	734,761	(4)	—

Mr. Raplee

				Termination
		Involuntary	Involuntary	Related to
Executive Benefits and Payments upon		Termination	Termination	Change in	Death or
Termination	Retirement	without Cause	for Cause	Control	Disability
Cash Payments	$—	$—	$—	$1,708,875 (1)	$—
Stock Options (unvested)	—	—	—	—	—
Restricted Stock (unvested)	—	—	—	1,487,000 (2)	—
Insurance Benefits	—	—	—	12,558 (3)	—
Excise Tax Gross-up	—	—	—	—	—

(1)	Reflects a severance payment of three times the sum of (a) the rate of the executive’s normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) the executive’s target cash bonus amount, in accordance with the Change in Control Plan.

(2)	Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock, which become vested in accordance with the (i) LTIP in the event either (a) a surviving or acquiring entity does not assume such restricted shares or substitute similar awards for such restricted shares or (b) a surviving or acquiring entity assumes such restricted shares or substitutes such restricted shares with similar awards but the executive’s employment is terminated without cause or for good reason, as set forth in the LTIP, and (ii) MSPP.

(3)	Reflects the premiums for medical, dental and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.

(4)	Reflects a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the Change in Control Plan. This calculation assumes maximum federal and state income and Medicare tax rates and is based on a five-year average of earnings reported on Form W-2 for the tax years 2002 through 2006. The Company does not expect that any such excise taxes will be imposed.
Retirement and Termination Arrangements
     The Company maintains certain compensatory arrangements that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the Retirement Plan, which is a defined contribution retirement plan that is intended to be qualified under section 401(a) of the Internal Revenue Code. Eligible employees may elect to contribute a portion of their compensation to the Retirement Plan and the Company provides certain matching and other contributions. The retirement benefit is based solely on the contributions to each employee’s account and the investment of those contributions in the Retirement Plan.
     Under the EPIP, upon the retirement of a participant in the EPIP during a period when performance goals of an award are achieved, the award may be paid in full or may be prorated based on the number of full months that lapsed in the performance period as of the date of the retirement, at the sole and absolute discretion of the Compensation Committee. Upon the death or disability of a participant in the EPIP, if the Company achieves the performance goals specified in an award, the participant in the EPIP will be eligible to receive payments under the award. Such award may be paid in full or may be prorated based on the number of full months that have elapsed in the performance period as of the date of the death or disability, at the sole and absolute discretion of the Compensation Committee. If, however, the Company fails to achieve the performance goals, the Compensation Committee may in its discretion pay all or a portion of the award.
     Under the MSPP, if a Named Executive Officer’s employment is terminated either for “cause” by the Company or for any reason by the executive, the executive forfeits all rights with respect to any restricted shares of Common Stock purchased under the MSPP, which are automatically cancelled, and has only an unfunded right to receive a cash payment equal to the lesser of (1) the fair market value of such shares on the executive’s last day of employment or (2) the aggregate base salary foregone by the executive as a condition of receiving such shares. If a Named Executive Officer’s employment is terminated without “cause,” the executive will receive the lesser of such cash payments, with the Compensation Committee to have the sole discretion as to which of such amounts shall be payable. Under the MSPP, upon retirement of a Named Executive Officer, the Compensation Committee shall determine, in its discretion, whether all outstanding restrictions with respect to shares of Common Stock purchased under the MSPP shall expire or whether the executive shall instead be treated as though the executive’s employment had been terminated by the Company without cause.

     The Carpenter Severance Agreement provides that if Mr. Carpenter is involuntarily terminated, except for cause or in certain other circumstances, he is entitled to receive a severance payment in the amount of his base salary for 24 months after termination plus an amount equal to two times his earned but unpaid target cash bonus amount awarded under the EPIP, which bonus amount would be paid in equal amounts, ratably, over the 24-month period following the date of termination of his employment. For more information about the Carpenter Severance Agreement, please refer to the section above entitled “EXECUTIVE COMPENSATION — Summary Compensation Table — Executive Severance and Restrictive Covenant Agreement with Mr. Carpenter.”
Change in Control Arrangements
     The Company maintains the Change in Control Plan for certain corporate employees, including the Named Executive Officers. The Change in Control Plan provides benefits to those eligible corporate employees of the Company who (i) are terminated within 18 months of a change in control for any reason other than “cause,” (ii) are not offered a position by the Company or a successor entity that is substantially equivalent to the one held with the Company immediately prior to the change in control, or (iii) voluntary terminate employment within 18 months following a change in control because employment by the successor entity is modified so that the position is no longer “substantially equivalent” to the position immediately held prior to the change in control. Termination for “cause” means the employment was involuntarily terminated because the participant (1) was convicted of a crime of moral turpitude that adversely affects the reasonable business interests of the Company, (2) committed an act of fraud, embezzlement or material dishonesty against the Company or any of its affiliates, or (3) intentionally neglected the responsibilities of his or her employment and such neglect remains uncorrected for more than 30 days following written notice from the Company detailing the acts of neglect. In general, a “substantially equivalent” position is the same or better than the position to which it is being compared. Under these circumstances, the Named Executive Officers are entitled to receive a lump sum severance payment of three times the sum of the executive’s normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus the target cash bonus amount that the executive would be eligible to receive in the year in which the change in control occurs, assuming all performance conditions were achieved. The Company will also provide each Named Executive Officer with participation in medical, life, disability and similar benefit plans that are offered to similarly situated employees of the Company, provided that the level of benefits will be substantially equivalent to the benefits provided immediately prior to the change in control. If these benefits are provided pursuant to continuation rights pursuant to Part 6 of Title I of the Employee Retirement Income Security Act of 1974, the Company will waive all premiums that would otherwise be due by the executive at the time of severance for 12 months. In addition, each participant is indemnified against excise taxes that are imposed on change in control payments under Section 4999 of the Internal Revenue Code. Benefits under this plan are offset by any other payments that the participant is entitled to receive under any other agreement, plan or arrangement upon a change in control of the Company.
     The LTIP provides for full vesting of outstanding awards granted to employees, including the Named Executive Officers, following a change in control to the extent the rights under such awards have not been previously forfeited. Full vesting will only occur if (1) the successor entity does not assume the awards or provide similar awards to replace the awards issued under the LTIP, or (2) employment is terminated within 18 months after the change in control by the successor entity without cause or by the employee because the position offered by the successor is not substantially equivalent to the one held with the Company immediately prior to the change in control.
     Under the EPIP, if a change in control occurs during a period when performance goals of an award are not achieved, the Compensation Committee, in its discretion, may authorize payment to a participant in the EPIP of the target bonus amount, or a portion of such amount, that would be payable under an award. The payment of the awards will be made, at the discretion of the Compensation Committee, after the end of the performance period or the change in control.
     Under the MSPP, upon a change in control, restricted shares of Common Stock purchased under the MSPP become unrestricted.

COMPENSATION OF DIRECTORS
     Certain information concerning the compensation of directors for 2007 is set forth in the table below.

					Change in
					Pension
					Value and
	Fees Earned				Non-qualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Cash(2)	Awards(3)	Awards	Compensation	Earnings	Compensation(4)	Total
Richard H. Evans	$83,750	$186,389	$—	$—	$—	$—	$270,139
DeWitt Ezell, Jr.	83,411	186,389	—	—	—	—	269,800
Michael P. Haley	75,000	285,698	—	—	—	—	360,698
Marguerite W. Kondracke(5)	18,750	30,078	—	—	—	—	48,828
William V. Lapham	92,500	186,389	—	—	—	10,045	288,934
John E. Maupin, Jr.	77,000	186,389	—	—	—	—	263,389
Owen G. Shell, Jr.	200,000 (6)	186,389	—	—	—	—	386,389
Ricki Tigert Helfer	80,356	263,073 (7)	—	—	—	—	343,429	(7)

(1)	Mr. Carpenter, the Company’s CEO, does not receive compensation for serving as a member of the Board of Directors. Mr. Bier joined the Board of Directors effective February 18, 2008 and did not receive compensation for serving as a member of the Board of Directors during 2007.

(2)	Includes deferred stock units granted under the Directors Plan in the following amounts: Ms. Helfer, $75,000; Dr. Maupin, $18,750; and Mr. Shell, $37,500. Under the Directors Plan, non-employee directors may elect to defer payment of all or any part of their directors’ fees. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion (in multiples of 25%) of his or her annual retainer payable for such term, a deferred stock unit award pursuant to the Directors Plan. Such an election applies to the number of deferred stock units determined by dividing (a) the additional annual retainer amount that would have been payable to the non-employee director in cash in the absence of his or her election, by (b) the fair market value of a share of Common Stock on the date of grant.

(3)	Reflects the fair value for restricted stock awards granted under the Directors Plan, in accordance with FAS 123R. The assumptions used in calculating the accrued values are set forth in Note 7 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. On July 1, 2005, May 8, 2006 and May 8, 2007, all incumbent directors received an annual grant of 3,500 shares of restricted stock. On April 22, 2005, Mr. Haley also received 7,000 shares of restricted stock granted under the Directors Plan upon his commencement of service as a director. On November 6, 2007, Ms. Kondracke received 3,500 shares of restricted stock granted under the Directors Plan upon her commencement of service as a director. The grant date fair value of these restricted stock awards, computed in accordance with FAS 123R and based on the Common Stock closing prices of $42.38 on April 22, 2005, $50.54 on July 1, 2005, $33.03 on May 8, 2006, $38.22 on May 7, 2007 and $28.75 on November 5, 2007, was as follows:

	Shares of	Grant Date Fair
Name	Restricted Stock	Value
Richard H. Evans	10,500	$426,265
DeWitt Ezell, Jr.	10,500	426,265
Michael P. Haley	17,500	724,465
Marguerite W. Kondracke	3,500	100,625
William V. Lapham	10,500	426,265
John E. Maupin, Jr.	10,500	426,265
Owen G. Shell, Jr.	10,500	426,265
Ricki Tigert Helfer	10,500	426,265

(4)	The Company reports use of the corporate aircraft by a director as a perquisite or other personal benefit only if it is not “integrally and directly related” to the performance of the director’s duties. While the Company maintains an aircraft, the directors are not generally entitled to use the aircraft for personal travel. SEC rules require the Company to report any such use as compensation in an amount equal to the Company’s aggregate incremental cost. On certain occasions, a director’s immediate family members accompanied the director on the Company aircraft for trips that were integrally and directly related to the performance of the director’s duties. Because these immediate family members used unoccupied space on flights that were already scheduled for business purposes, the Company did not recognize any incremental cost in connection with such use and, therefore, does not report any compensation related to the flights. The amount reported for Mr. Lapham relates to a personal trip involving Mr. Lapham and members of his immediate family that was not integrally and directly related to Mr. Lapham’s duties. The incremental cost of this use of the corporate aircraft is calculated by multiplying the aircraft’s hourly variable operating cost for the Company in 2007 times the trip’s flight time. Variable operating costs include the following: aircraft fuel and oil; repairs and maintenance; parking and landing fees; hangar rental costs; permit fees; insurance; crew expenses; supplies; and depreciation of the aircraft.

(5)	Ms. Kondracke was elected as a member of the Board of Directors effective November 6, 2007.

(6)	Mr. Shell receives $125,000 annually for serving as the non-executive Chairman of the Board of Directors in addition to the annual cash retainer of $75,000 for serving as a director.

(7)	Ms. Helfer resigned from the Board of Directors effective September 13, 2007. Amounts shown include the value of certain restricted shares, including restricted shares for which the vesting was accelerated by the Board of Directors upon her resignation, and the value of certain deferred stock units realized upon her resignation.
     On an annual basis, following the Annual Meeting, the Board of Directors, upon recommendation of the Compensation Committee, determines the compensation payable to non-employee members of the Board of Directors for the term beginning on the date of the prior year’s annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders. The Compensation Consultants provided the Compensation Committee with information on peer comparisons for director compensation, including a methodology overview, total board compensation, board-only compensation and equity grants, committee service compensation and initial equity grants. The Compensation Consultants also reported on current trends in director compensation, recent changes adopted at peer group companies and the assumptions used by the Compensation Consultants in determining the annual retainer amount.
     On May 9, 2007, the Board of Directors, upon recommendation of the Compensation Committee, elected to maintain the same annual cash retainer of $75,000 payable to non-employee directors and the additional annual cash retainer of $125,000 payable to the non-executive Chairman of the Board of Directors for the term beginning on the date of the 2007 annual meeting of stockholders and ending on the date immediately preceding the Annual Meeting, as adopted in 2006. The Board of Directors implemented a change to the additional annual cash retainer paid to the chair of each committee. An additional cash retainer of (i) $20,000 per year will be payable to the Chair of the Audit and Compliance Committee, (ii) $10,000 per year will be payable to the Chair of the Compensation Committee and (iii) $8,000 per year will be payable to the Chair of the Corporate Governance and Nominating Committee. Each of the foregoing annual fees is paid in four quarterly pro-rata installments. Directors are also reimbursed for expenses incurred relating to attendance at Board and committee meetings.
     Also on May 9, 2007, pursuant to the Directors Plan, the Board of Directors, upon recommendation of the Compensation Committee, approved the grant of 3,500 restricted stock awards to each of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries. On November 6, 2007, pursuant to the Directors Plan, the Board of Directors approved the grant of 3,500 shares of restricted stock awards to Ms. Kondracke. These awards will be fully vested and no longer subject to forfeiture upon the earliest of any of the following conditions to occur: (1) the date that is immediately prior to the date of the Annual Meeting; (2) the death or disability of the non-employee director; or (3) a “change in control” (as defined in the Directors Plan) of the Company. Generally, such awards will not be forfeited in their entirety if the individual continues to serve as a director of the Company on the day prior to the Annual Meeting. The non-employee director’s receipt of shares of Common Stock pursuant to the restricted stock award is deferred until the first business day following the earliest to occur of (1) the third anniversary of the date of grant, or (2) the date the non-employee director ceases to be a member of the Board of Directors.
     For the term beginning on the date of the 2006 annual meeting of stockholders and ending on the date immediately preceding the 2007 annual meeting of stockholders, compensation payable to non-employee members of the Board of Directors consisted of (i) an annual cash retainer in the amount of (ii) $75,000 per year, (ii) an additional cash retainer of $125,000 per year payable to the non-executive Chairman of the Board of Directors, (iii) an additional cash retainer of $10,000 per year payable to the Chair of the Audit and Compliance Committee and (iv) an additional cash retainer of $5,000 per year payable to each of the Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The tables below set forth certain information as of December 31, 2007 (unless otherwise indicated) regarding beneficial ownership of Common Stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (2) each director, nominee for director and Named Executive Officer of the Company who owns Common Stock and (3) all directors and executive officers as a group. As of December 31, 2007, there were 56,744,990 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.
Security Ownership of Certain Beneficial Owners

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class
Letko, Brosseau & Associates Inc. 1800 McGill College Avenue, Suite 2510 Montreal, QC H3A 3J6 Canada	5,021,002	(1)	8.85%
FMR LLC 82 Devonshire Street Boston, MA 02109	4,737,377	(2)	8.35
Shapiro Capital Management LLC 3060 Peachtree Road N.W., Suite 1555 Atlanta, GA 30305	4,506,602	(3)	7.94
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,489,172	(4)	6.15
Bank of America Corporation 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	3,175,036	(5)	5.60

(1)	As reported in the Schedule 13G filed on February 11, 2008 with the SEC, the beneficial owner claims to have sole voting power with respect to 5,021,002 shares of Common Stock and sole dispositive power with respect to 5,021,002 shares of Common Stock.

(2)	As reported in Amendment No. 1 to the Schedule 13G filed on February 14, 2008 with the SEC, the beneficial owner claims to have sole voting power with respect to 73,407 shares of Common Stock and sole dispositive power with respect to 4,737,377 shares of Common Stock.

(3)	As reported in the Schedule 13G filed on February 8, 2008 with the SEC, the beneficial owner claims to have sole voting power with respect to 3,699,425 shares of Common Stock, shared voting power with respect to 792,177 shares of Common Stock and sole dispositive power with respect to 4,506,602 shares of Common Stock.

(4)	As reported in Amendment No. 1 to the Schedule 13G filed on February 13, 2008 with the SEC, the beneficial owner claims to have sole voting power with respect to 375,355 shares of Common Stock and sole dispositive power with respect to 3,489,172 shares of Common Stock.

(5)	As reported in Amendment No. 1 to the Schedule 13G filed on February 11, 2008 with the SEC, the beneficial owner claims to have shared voting power with respect to 3,023,492 shares of Common Stock and shared dispositive power with respect to 3,175,036 shares of Common Stock, including 279,675 shares of Common Stock held in trust for the ESOP component of the LifePoint Hospitals, Inc. Retirement Plan Unallocated Account and 1,817,292 shares of Common Stock held in trust for the ESOP component of the LifePoint Hospitals, Inc. Retirement Plan Allocated Account. United States Trust Company, N.A., an affiliate of Bank of America Corporation, has shared voting and dispositive powers with respect to the shares of Common Stock held under the terms of the trust established to fund the Retirement Plan.

Security Ownership of Management and Directors

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class
William F. Carpenter III	782,100	(2)	1.38%
William M. Gracey	499,658	(2)(4)	*
Joné Law Koford	150,705	(2)	*
R. Scott Raplee	119,710	(2)	*
Michael J. Culotta	75,247	(2)	*
David M. Dill	55,019	(2)(3)	*
DeWitt Ezell, Jr.	51,633	(5)	*
William V. Lapham	45,555	(5)(6)	*
John E. Maupin, Jr.	39,052	(5)	*
Owen G. Shell, Jr.	31,881	(5)	*
Richard H. Evans	31,686	(5)	*
Michael P. Haley	18,083	(5)(7)	*
Gregory T. Bier	4,700	(8)	*
Marguerite W. Kondracke	3,500	(8)	*
Directors and executive	2,140,552		3.77%
officers as a group (17 persons)

*	Less than one percent.

(1)	In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from December 31, 2007, are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days from 12/31/2007, is as follows:

Shares
Underlying
Name	Options
William F. Carpenter III	524,423
William M. Gracey	364,878
Joné Law Koford	96,666
R. Scott Raplee	66,666
DeWitt Ezell, Jr.	24,640
William V. Lapham	24,640
John E. Maupin, Jr.	24,640
Richard H. Evans	16,606
Owen G. Shell, Jr.	11,000
Gregory T. Bier	—
David M. Dill	—
Marguerite W. Kondracke	—
Michael J. Culotta	—

(2)	The ownership given for each individual includes shares of Common Stock indirectly owned through the Retirement Plan as set forth in the table below. Share amounts are estimates based on unit accounting and based upon a December 31, 2007 value of $29.74 per share.

Shares Owned
Through
Name	Retirement Plan
William F. Carpenter III	1,629
David M. Dill	19
William M. Gracey	3,170
Joné Law Koford	913
R. Scott Raplee	2,986
Michael J. Culotta	3,633

The ownership for each individual also includes restricted stock awards granted on April 22, 2005 under the LTIP as set forth in the table below. Generally, these shares of restricted stock become unrestricted on April 22, 2008.

Shares of
Name	Restricted Stock
William F. Carpenter III	18,000
David M. Dill	—
William M. Gracey	18,000
Joné Law Koford	10,000
R. Scott Raplee	10,000
Michael J. Culotta	—

Further, the ownership for each individual includes restricted stock awards granted on April 22, 2005 under the LTIP as set forth in the table below. Generally, these shares of restricted stock become unrestricted in three equal installments on April 22, 2008, April 22, 2009 and April 22, 2010 and, with respect to Messrs. Carpenter and Gracey, upon realization of certain predetermined performance criteria.

Shares of
Name	Restricted Stock
William F. Carpenter III	36,000
David M. Dill	—
William M. Gracey	36,000
Joné Law Koford	20,000
R. Scott Raplee	20,000
Michael J. Culotta	—

In addition, the ownership for each individual includes restricted stock awards granted on February 22, 2006 under the LTIP as set forth in the table below. Generally, these shares of restricted stock will vest on February 22, 2009. With respect to Messrs. Carpenter and Gracey, vesting is also conditioned upon realization of certain predetermined performance criteria.

Shares of
Name	Restricted Stock
William F. Carpenter III	22,500
David M. Dill	—
William M. Gracey	22,500
Joné Law Koford	10,000
R. Scott Raplee	10,000
Michael J. Culotta	—

In addition, the ownership for each individual includes restricted stock awards granted on March 1, 2007 under the LTIP as set forth in the table below. Generally, these shares of restricted stock vest on March 1, 2010 if certain predetermined performance criteria have been satsified.

Shares of
Name	Restricted Stock
William F. Carpenter III	50,000
David M. Dill	—
William M. Gracey	22,500
Joné Law Koford	10,000
R. Scott Raplee	10,000
Michael J. Culotta	—

(3)	The ownership for Mr. Dill includes 50,000 restricted stock awards granted on May 8, 2007 under the LTIP. Generally, the shares of restricted stock become unrestricted on May 8, 2010.

(4)	The ownership for Mr. Gracey includes 111 shares of Common Stock owned by Mr. Gracey’s wife, as to which he disclaims beneficial ownership.

(5)	The ownership for each individual includes 3,500 restricted stock awards, granted on July 1, 2005 under the Company’s Outside Directors Stock and Incentive Compensation Plan (the “Outside Directors Plan”), payable in shares of Common Stock. Generally, these shares become unrestricted on July 1, 2008 and generally such shares will be forfeited in their entirety unless the individual continues to serve as a director on such date.

The ownership for each individual also includes 3,500 restricted stock awards, granted on May 9, 2006 under the Outside Directors Plan, payable in shares of Common Stock. Generally, these shares became unrestricted on May 8, 2007 with a deferred settlement date on May 9, 2009.

The ownership for each individual also includes 3,500 restricted stock awards, granted on May 9, 2007 under the Outside Directors Plan, payable in shares of Common Stock. Generally, these shares became unrestricted on May 12, 2008 with a deferred settlement date on May 9, 2010. Generally, such shares will be forfeited in their entirety unless the individual continues to serve as a director on the day immediately prior to the 2008 Annual Meeting of Stockholders.

Further, the ownership for each individual includes deferred stock units, granted under the Outside Directors Plan, payable in shares of Common Stock as follows:

Deferred
Name	Stock Units
Richard H. Evans	1,080
DeWitt Ezell, Jr.	2,274
John E. Maupin, Jr.	3,886
Owen G. Shell, Jr.	2,857

(6)	The ownership for Mr. Lapham includes 2,410 shares held by Mr. Lapham’s wife and 705 shares held by Mr. Lapham’s daughter, as to which he disclaims beneficial ownership.

(7)	The ownership for Mr. Haley includes 7,000 shares of restricted stock granted under the Outside Directors Plan. Generally, these shares will be forfeited in their entirety unless Mr. Haley continues to serve as a director of the Company on April 22, 2008.

(8)	The ownership for Ms. Kondracke and Mr. Bier includes 3,500 shares of restricted stock granted under the Outside Directors Plan. Generally, these shares will be forfeited in their entirety unless the individual continues to serve as a director of the Company on May 12, 2008.

CERTAIN SUMMARY INFORMATION REGARDING
PROPOSED AMENDMENTS TO THE COMPANY STOCK PLANS
     The Board of Directors adopted, subject to approval of the Company’s stockholders, amendments to the LTIP and to the MSPP. The purpose of the amendments is to increase the number of shares available for issuance under such plans. Along with the Outside Directors Plan, these plans comprise the Company’s equity-based compensation plans.
Current Status of Equity Plans
     As of March 1, 2008, options to purchase 5,183,695 shares of Common Stock were outstanding under the Company’s equity-based compensation plans. These options had a weighted-average exercise price of $29.62 and a weighted-average remaining term of 6.43 years. Also, as of March 1, 2008, 1,816,135 shares of unvested restricted stock were outstanding under the Company’s equity-based compensation plans, although 555,365 restricted shares are scheduled to vest in April 2008. A total of 1,426,897 shares remained available for grant under the equity-based compensation plans, of which 450,565 were available for grant as restricted shares, performance shares or other full-value awards.
Annual Grants Under Equity-based Compensation Plans
     The table below provides information on grants under the Company’s stock-based compensation plans during the past three years as well as the first quarter of 2008. The table does not reflect any awards that were subsequently forfeited as a result of employee terminations. Note that the Company made its annual grant of equity awards to employees in February 2008 and anticipates making its annual grant to members of the Board of Directors in May 2008.

	2008 YTD	2007	2006	2005
Service-based Stock Options	1,075,750	676,811	918,245	785,813
Performance-contingent Stock Options(1)	—	380,000	—	—
Service-based Restricted Stock	209,985	241,796	282,844	911,951
Performance-contingent Restricted Stock(2)(3)	247,500	240,000	135,500	—
MSPP Issuances(4)	16,133	31,518	31,179	22,037
Director Deferral into Stock Units(5)	—	3,979	6,255	2,088

(1)	Performance criteria for 2007 performance-contingent grants of stock options were not satisfied, and all such options were forfeited.

(2)	Performance criteria for 2006 grants of performance-contingent restricted stock have been satisfied.

(3)	Performance criteria for 2007 grants of performance-contingent restricted stock have not yet been satisfied.

(4)	MSPP shares issued to participants who voluntarily defer salary.

(5)	Stock units are issued to outside directors who voluntarily elect to defer cash remuneration.
Effect of the Proposed Amendments
     The proposed amendment to the LTIP will increase the share authorization by an additional 2.1 million shares and increase the limit on grants of restricted shares, performance shares and other full-value awards by one million shares. The proposed amendment to the MSPP will increase the share authorization by an additional 75,000 shares. The table below summarizes the current status of shares available for grant under the equity-based compensation plans and the effect of the proposed amendments to the MSPP and LTIP.

	Currently	Proposed	Post-Amendment
	Available	Amendment	Available
MSPP	41,497	75,000	116,497
Outside Directors Plan	113,020	—	113,020
LTIP (Full-value Awards)	296,048	700,000	996,048
LTIP (Stock Option/SAR Awards)	976,332	1,400,000	2,376,332

Total	1,426,897	2,175,000	3,601,897

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Company’s Audit and Compliance Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008. Ernst & Young LLP has audited the Company’s financial statements since 1999 and is considered by management to be well-qualified. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time.
Required Vote
     Stockholder ratification of the Audit and Compliance Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the By-Laws or otherwise; however, the Board of Directors has elected to submit the selection of Ernst & Young LLP to the Company’s stockholders for ratification. The Company is seeking an affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the selection of the independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the selection of an independent registered public accounting firm will be determined by the Audit and Compliance Committee after careful consideration of any information submitted by the stockholders.
Your Board of Directors Recommends a Vote “FOR” Proposal 2

PROPOSAL 3: AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
     The Board of Directors adopted, subject to approval of the Company’s stockholders, an amendment (the “Amendment”) to the Company’s Amended and Restated 1998 Long-Term Incentive Plan, or the LTIP. Of the shares of Common Stock available under the LTIP, 2,125,000 shares may be issued pursuant to restricted stock awards, performance awards, phantom stock awards and dividend equivalent awards. If approved, the amendment will increase such number by 700,000 and will also increase by 2,100,000 shares the total number of authorized shares of Common Stock available for issuance in accordance with the LTIP. The following summary of the LTIP is qualified in its entirety by the text of the LTIP and the Amendment. The full text of the Amendment is attached as Appendix A.
Required Vote
     The Amendment will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock (including abstentions) voting in person or by proxy at the Annual Meeting.
Explanation of Amendment
     The Amendment to the LTIP provides for an increase in the number of shares of Common Stock available for issuance under the LTIP from 13,625,000 to 15,725,000 shares, including an increase in the number of shares of Common Stock available for issuance pursuant to restricted stock awards, performance awards, phantom stock awards and dividend equivalent awards from 2,125,000 to 2,825,000 shares.
     Approximately 1,272,380 shares of Common Stock remain available for grant under the LTIP as of March 1, 2008. Based on Company estimates, these shares will be exhausted prior to the 2009 annual meeting of stockholders. The purpose of the Amendment is to increase the shares of Common Stock available under the LTIP so that the Company can effectively use the LTIP going forward.
General Description of LTIP
     Summary. The LTIP is administered by the Compensation Committee of the Board of Directors. As of March 1, 2008, options to purchase 5,163,334 shares of Common Stock were outstanding under the LTIP with a weighted-average exercise price of $29.71 and a weighted-average remaining term of 6.81 years. Also as of March 1, 2008, 1,704,920 shares of unvested restricted stock were outstanding under the LTIP. A total of 1,272,380 shares remained available for grant, of which 296,048 may be granted as restricted shares, performance shares or other full-value awards. The closing price of a share of Common Stock on the NASDAQ Global Select Market on February 29, 2008 was $25.06.
     Types of Awards. Under the LTIP as currently in effect, the Compensation Committee may grant a variety of equity-based awards, including dividend equivalents, options to purchase Common Stock, performance shares, performance units, phantom stock, restricted stock and stock appreciation rights (“SARs”) (collectively, “Awards”). Dividend equivalents are cash payments that may be granted in conjunction with awards of phantom stock or performance shares to mirror any dividends that may be paid on Common Stock. Options entitle the holder to purchase Common Stock at a specified exercise price and after the performance of certain periods of service, and may be issued in the form of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code, or options that are not so qualified. Performance shares are awards of Common Stock transferred to the recipient upon the achievement of performance goals within a specified performance period. Performance units are long-term cash based awards that are conditioned on the achievement of specified performance goals and may be tied to performance of common stock. Phantom stock entitles the recipient to receive common stock upon the achievement of specified performance goals or upon the lapse of time. SARs entitle the recipient to receive a certain number of shares of Common Stock based on the appreciation of the value of Common Stock. The Compensation Committee has previously granted nonqualified options and restricted stock awards under the LTIP.
     The LTIP specifies certain objective business criteria that may be included in Awards that are made subject to performance conditions, other than the lapse of time. Awards that are so conditioned are intended to satisfy the requirements under Section 162(m) of the Internal Revenue Code so that amounts paid qualify as “performance based compensation” and are fully deductible by the Company.
     There is a separate limit to the number of Awards of restricted stock, performance shares, phantom stock and dividend equivalents that may be granted. These so-called “full value” awards involve the grant of shares without a corresponding payment by the participant. In addition to the overall share limit under the LTIP, no more than 2,125,000 shares in the aggregate may be subject to such full value awards.
     Terms and Restrictions. The number of shares of Common Stock subject to an Award, the identity of the grantee, the nature of the Award, the vesting schedule and the exercise price, if any, are determined by the Compensation Committee in its sole discretion and in accordance with the LTIP. However, the exercise price of options granted under the LTIP shall not be less than the fair market value of Common Stock on the date of grant and the maximum term shall not exceed ten years from the date of grant. In addition, incentive stock options granted under the LTIP to any 10% stockholder are subject to additional limitations. Awards to any person under the LTIP cannot relate to more than 700,000 shares of Common Stock in any calendar year.
     Exercise. In general, payment for shares of Common Stock purchased on the exercise of options or other Awards granted under the LTIP must be made in full at the time the Award is exercised. Certain cashless exercises and other arrangements are permitted if approved by the Compensation Committee.
     Eligibility. All employees of the Company and its subsidiaries and, in the case of Awards other than incentive stock options, any consultant or independent contractor providing services to the Company or a subsidiary, are eligible to receive Awards under the LTIP. Eligibility with respect to any individual within these classes is determined from time to time in the sole discretion of the Compensation Committee. As of the date of this Proxy Statement, approximately 275 employees were considered to receive Awards under the LTIP.
     Adjustments. If any Award under the LTIP is forfeited, cancelled or terminated for any reason without having been exercised in full, the shares of Common Stock not issued or transferred will be available for additional grants. The number of shares of Common Stock available under the LTIP is subject to adjustment in the event of any stock split, stock dividend, recapitalization or other similar action.
     Other Plans. As of March 1, 2008, the Company had issued 208,503 shares pursuant to the LifePoint Hospitals, Inc. Management Stock Purchase Plan and may issue at full value an additional 41,497 shares pursuant to such plan. The Company may also grant deferred stock unit awards, restricted stock awards or options at full value to purchase 113,020 shares of Common Stock pursuant to the Outside Directors Plan.
     LTIP Amendment. The Company’s Board of Directors may amend the LTIP at any time. However, stockholder approval is required for any amendment that would change the classes of eligible persons, increase the number of shares of Common Stock reserved, allow the grant of options with an exercise price below fair market value, increase the limit on shares available for restricted stock, performance awards, phantom stock awards or dividend equivalent awards, or any modification to the LTIP that would permit option repricing. Pursuant to the NASDAQ marketplace rules, stockholder approval is required for any “material amendment” to the LTIP.
New Plan Benefits
     Because Awards will be granted at the discretion of the Compensation Committee, the benefits that will be received under the Amendment, if approved by the stockholders of the Company, are not determinable at this time. The benefits that were received for the 2007 fiscal year by the Named Executive Officers pursuant to the LTIP are summarized in the section entitled “Compensation of Executive Officers — Grants of Plan-Based Awards for 2007” in this Proxy Statement. The Compensation Committee has not approved any Awards that are conditioned upon stockholder approval of the Amendment.
Federal Income Tax Consequences
     Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive option or a nonqualified option. An individual who exercises incentive stock options will not recognize income upon exercise. However, the exercise of an incentive option does give rise to a preference under the alternative minimum tax rules. Provided that the participant holds the stock for at least two years after the incentive option is granted and one year after the date of exercise, the individual will be subject to capital gains tax on the difference between the price paid to exercise the incentive option and the fair market value of the Common Stock at the time it is sold. However, if the stock is sold before the end of the holding period for incentive stock options, as described above, the sale is treated as a “disqualifying disposition” and the individual is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of Common Stock at the time of sale.
     An individual will be taxed at the time he or she exercises a nonqualified option on the difference between the exercise price and the fair market value of Common Stock at the time of exercise. This difference is taxed as ordinary compensation income. The individual’s tax basis in Common Stock acquired through a nonqualified option is the exercise price plus the amount of taxable income that is recognized. Any subsequent gain or loss on the sale of Common Stock acquired through a nonqualified option is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise. Similar capital gains rules apply to a disqualifying disposition of stock acquired through an incentive option.
     The Company is entitled to a tax deduction on the amount of ordinary income that the individual recognizes on the exercise of a nonqualified option or upon the disqualifying disposition of Common Stock acquired through an incentive option. The Company does not obtain a tax deduction upon the grant of options or the exercise of an incentive option. The Company generally is allowed to deduct from its taxable income an amount that corresponds to the ordinary income an individual recognizes with respect to options at the same time the income is recognized by the individual.
     The federal income tax consequences described in this section are based on U.S. laws and regulations in effect as of the date of this Proxy Statement, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.
Your Board of Directors Recommends a Vote “FOR” Proposal 3

PROPOSAL 4: AMENDMENT TO THE COMPANY’S
MANAGEMENT STOCK PURCHASE PLAN
     The Board of Directors adopted, subject to approval of the Company’s stockholders, an amendment (the “MSPP Amendment”) to the Company’s Management Stock Purchase Plan, as amended and restated December 16, 2002, or the MSPP. If approved, the MSPP Amendment will increase by 75,000 shares the number of authorized shares of Common Stock available for issuance in accordance with the MSPP. The following summary of the MSPP is qualified in its entirety by the text of the MSPP and the MSPP Amendment. The full text of the MSPP Amendment is attached as Appendix B.
Required Vote
     The MSPP Amendment will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock (including abstentions) voting in person or by proxy at the Annual Meeting.
Explanation of Amendment
     The MSPP Amendment provides for an increase in the number of shares of Common Stock available for issuance under the MSPP by 75,000 to a total of 325,000 shares.
     Approximately 41,497 shares of Common Stock remain available for grant under the MSPP as of March 1, 2008. Based on Company estimates, these shares will be exhausted prior to the 2009 annual meeting of stockholders. The purpose of the MSPP Amendment is to increase the shares of Common Stock available under the MSPP so that the Company can effectively use the MSPP going forward.
General Description of MSPP
     Summary. The MSPP provides participants an opportunity to purchase restricted shares of Common Stock at a discount though payroll deductions. It is administered by the Compensation Committee of the Board of Directors. The MSPP will continue indefinitely until its shares are depleted or it is terminated by the Board of Directors.
     Awards. Participants in the MSPP are granted an option on January 1 of each year (the “Grant Date”) to purchase restricted shares of Common Stock on June 30 and December 31 of the same year (each an “Exercise Date”). The purchase price for each restricted share of Common Stock subject to the options equals 75% of the average closing price of Common Stock on The NASDAQ Stock Market for all trading days since the immediately preceding Exercise Date (the “Exercise Price”). The number of restricted shares of Common Stock granted under an option is based on the amount that a participant agrees to ratably forgo throughout the year pursuant to an irrevocable salary reduction agreement executed by the participant prior to each Grant Date. Specifically, the number of restricted shares of Common Stock subject to a participant’s option will equal the total salary reductions elected by the participant divided by the Exercise Price. The Compensation Committee set a limit of 15% as the maximum percentage of a participant’s salary that may be subject to a salary reduction agreement. Generally, upon a termination of employment prior to an Exercise Date, all salary reductions reserved for purchasing restricted shares will be returned to the participant.
     Exercise. Each eligible employee electing to participate in the MSPP must pay the purchase price in advance through salary reductions. Generally, any amounts remaining after deducting the Exercise Price of the restricted shares of Common Stock purchased on an Exercise Date will be refunded to the employee. Options that are not exercised terminate on the Exercise Date. The Company retains all proceeds from the sale of stock under the MSPP for general corporate purposes.
     Restrictions on Purchased Shares. The restrictions placed on the shares of Common Stock purchased under an option expire on the first day of the month that follows the third anniversary of the Exercise Date on which they were purchased (the “Restricted Period”). During the Restricted Period, a participant will have all rights of a stockholder with respect to the purchased shares, including the right to receive dividends and the right to vote the shares. The participant, however, is not entitled to delivery of the stock certificate during the Restricted Period and none of the shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumber or disposed of (except by will or laws of descent and distribution). In addition, participants may be required to forfeit all shares subject to restriction if the participant’s employment with the Company is terminated during the Restricted Period. If the participant’s employment is terminated by the Company for cause or by the participant for any reason during the Restricted Period, all shares purchased are cancelled and the participant has an unfunded right to receive from the Company a cash payment equal to the lesser of (i) the fair market value of the restricted shares on the participant’s last day of employment, or (ii) the aggregate salary reductions foregone by the participant as a condition of receiving the shares. If the Company terminates the participant’s employment without cause, the shares subject to restriction are forfeited and the Compensation Committee will determine, in its discretion, which of the two amounts will be paid to the participant, irrespective of which represents the lesser amount. Upon the death or disability of a participant during the Restricted Period or upon a change in control of the Company, all restrictions lapse. Finally, upon a participant’s retirement, the Compensation Committee, in its discretion, will determine whether to allow the restrictions to lapse or treat the termination of employment as a termination by the Company without cause.
     Alternative Awards. If the Compensation Committee determines in its discretion during the Restricted Period that the Company could lose its federal income tax deduction upon the future lapsing of the restrictions because of the application of Section 162(m) of the Internal Revenue Code, the Compensation Committee may convert the purchased restricted shares into restricted share units. Payment of restricted share units will be postponed until a future time when the deduction will not be lost. Payment of restricted share units will be the same as if restricted shares were granted instead of the restricted share units. During the time a participant holds a restricted share unit, the participant will be credited with dividend equivalents that are converted into additional restricted share units.
     Eligibility. The Compensation Committee designates, in its sole and absolute discretion, those employees who are eligible to participate in the MSPP. As of the date of this Proxy Statement, approximately 250 employees were eligible to participate.
     Adjustments. If an option granted under the MSPP is forfeited, the shares of Common Stock subject to the option will be available for additional grants under the MSPP. Further, if shares of Common Stock are forfeited during the period in which they are restricted, such shares will also be available for additional grants under the MSPP. The number of shares of Common Stock available under the MSPP is subject to adjustment in the event of any stock split, stock dividend, recapitalization or other similar action.
     Other Plans. As of March 1, 2008, the Company had issued 7,189,286 shares and options to purchase 5,163,334 shares of Common Stock were outstanding pursuant to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan and may issue at full value an additional 1,272,380 shares pursuant to such plan. The Company may also grant deferred stock unit awards, restricted stock awards or options at full value to purchase 113,020 shares of Common Stock pursuant to the Outside Directors Plan.
     MSPP Amendment. The Board of Directors may amend the MSPP at any time. However, any amendment that requires stockholder approval for the MSPP to continue to comply with any law, regulation or stock exchange requirement will not be effective until approved by the requisite vote of stockholders.
New Plan Benefits
     The number of shares that may be purchased by a participant under the MSPP is determined at the election of each participant. In addition, the value of Common Stock purchased under the MSPP will vary based on the fair market value of the shares of Common Stock during the year preceding each Grant Date. Accordingly, the number of shares that will be purchased in the future is not currently determinable. The benefits that were received for the 2007 fiscal year by the Named Executive Officers, as hereinafter defined, pursuant to the MSPP are summarized in the section entitled “Compensation of Executive Officers — Grants of Plan-Based Awards for 2007” in this Proxy Statement. The Compensation Committee has not approved any awards under the MSPP that are conditioned upon stockholder approval of the MSPP Amendment.

Federal Income Tax Consequences
     Generally, neither the grant nor the exercise of the options under the MSPP will result in taxable income to a participating employee or a tax deduction to the Company. Upon the lapse of restrictions on the purchased shares, however, a participant will recognize ordinary compensation income equal to the difference between the price paid for the shares and the fair market value of the Common Stock at the time the restrictions lapse. The employee’s basis in the Common Stock following the lapse of restrictions is the fair market value of the Common Stock at the time of the lapse. Any subsequent disposition of the Common Stock by the participant will be subject to tax on the capital gain, if any, of the amount realized in excess of the basis.
     A participant can make an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of the option exercise on the difference between the fair market value of the Common Stock on the Date of Exercise and the Exercise Price. Any subsequent sale of stock that is acquired after the restrictions lapse is subject to capital gains treatment.
     Generally, at the same time a participant recognizes ordinary compensation income, the Company will receive the benefit of a tax deduction in the same amount.
     The federal income tax consequences described in this section are based on U.S. laws and regulations in effect as of the date of this Proxy Statement, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.
Your Board of Directors Recommends a Vote “FOR” Proposal 4

GENERAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than ten percent (10%) of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on its website and (2) written representations from the Company’s executive officers and directors, the Company believes that all reports were filed in a timely manner during 2007, except as follows: (i) the May 9, 2007 equity grants for Messrs. Evans, Ezell, Haley, Lapham, Maupin and Shell and Ms. Helfer; and (ii) the July 1, 2007 MSPP purchase for Messrs. Gracey and Weiss. Each occurrence resulted from an administrative error.
     All Section 16(a) reports are posted on the “Investor Information — SEC Filings” section of the Company’s website, www.lifepointhospitals.com, by the end of the business day after filing and remain accessible for at least 12 months.
Stockholder Nominations and Proposals for inclusion in the 2009 Proxy Statement
     Stockholders who would like to recommend director nominees for consideration at the 2009 annual meeting of stockholders should notify the Corporate Secretary at LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. This notification must be received by the Company on or before the close of business on February 12, 2009 and must provide information about the nominee’s qualifications for Board membership and other information required by the By-Laws. If the stockholder desires for the Company to consider the director nominees for inclusion in the proxy statement for the 2009 annual meeting, however, the notification must be received by the Company by December 1, 2008.
     Any stockholder satisfying the SEC requirements and wishing to have a proposal considered for inclusion in the Company’s proxy materials for the 2009 annual meeting of stockholders must submit a proposal in accordance with Rule 14a-8 promulgated under the Exchange Act, in writing and mailed to the Corporate Secretary at LifePoint Hospitals, Inc. at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. The proposal must be received at our corporate officers no later than the close of business on December 1, 2008 for the Company to consider it for inclusion in the proxy statement for the 2009 annual meeting.
Other Stockholder Proposals for Presentation at the 2009 Annual Meeting
     Any stockholder who wishes to present other business for the 2009 annual meeting of stockholders must notify the Corporate Secretary in writing of his or her intent. Under the By-Laws, proposals of business to be transacted by the stockholders (other than proposals submitted by or at the direction of the Board of Directors) at an annual meeting of stockholders may be made by any stockholder of record who is entitled to vote and who provides proper notice. In order for any such submission to be proper, the notice must contain certain information concerning the proposal as required by the By-Laws and must be delivered to the Corporate Secretary at LifePoint Hospitals, Inc. at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, by February 12, 2009.

Requesting Copies of 2007 Annual Report on Form 10-K
     In addition to the Proxy Statement, a copy of the Annual Report is available on the Internet as indicated on the Notice of Internet Availability. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC. Such requests should be directed to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Investor Relations, (615) 372-8500. The Company’s 2007 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2007 are also available on the “Investor Information — SEC Filings” section of the Company’s website at www.lifepointhospitals.com. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.
By Order of the Board of Directors,
/s/ MARY KIM E. SHIPP

MARY KIM E. SHIPP
Vice President and Corporate Secretary
Brentwood, Tennessee
Dated: March 31, 2008

Appendix A
FIRST AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.
AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
RECITALS:
     WHEREAS, LifePoint Hospitals, Inc. (the “Corporation”) established the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (the “Plan”) through which the Corporation may award incentives based on the common stock of the Corporation (the “Common Stock”) to employees, consultants and independent contractors of the Corporation and its affiliates;
     WHEREAS, the Corporation desires to amend the Plan to (i) increase the number of shares of Common Stock that may be subject to awards granted under the Plan and (ii) increase the limit on the number of shares of Common Stock that may be granted under the Plan pursuant to certain types of awards; and
     WHEREAS, the stockholders of the Corporation approved this Amendment to the Plan in the annual meeting of the Corporation on May 13, 2008;
     NOW, THEREFORE, the Plan is hereby amended as follows, effective May 13, 2008:
1. The provisions of Section 3.1 are hereby deleted in their entirety and the following provisions are inserted in their place:
     3.1 Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 15,725,000 shares of Common Stock; provided, however, that no more than 2,825,000 of such shares of Common Stock may be issued pursuant to Performance Awards, Restricted Stock Units and Restricted Stock Awards in the aggregate. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that an Award is forfeited, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.
     Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan to be duly executed and delivered as of the 13th day of May, 2008.

LIFEPOINT HOSPITALS, INC.

By:

Its:

A-1

Appendix B
FIRST AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.
MANAGEMENT STOCK PURCHASE PLAN
RECITALS:
     WHEREAS, LifePoint Hospitals, Inc. (the “Company”) established the LifePoint Hospitals, Inc. Management Stock Purchase Plan (the “Plan”) effective May 11, 1999, in order to encourage equity ownership in the Company among its executives and to align the financial interests of such executives and the Company’s stockholders;
     WHEREAS, the Plan was amended and restated effective December 16, 2002, without the need for approval from the Company’s stockholders, in order to facilitate administration of the Plan;
     WHEREAS, Section 12 of the Plan provides that the board of directors of the Company may amend the Plan at any time, subject to the approval of the Company’s stockholders where necessary;
     WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to increase the number of shares of the Company’s stock that are available for purchase under the Plan by 75,000 shares, resulting in a total of 325,000 shares available under the Plan; and
     WHEREAS, the stockholders of the Company approved this Amendment to the Plan in the annual meeting of the Company on May 13, 2008;
     NOW, THEREFORE, the Plan is hereby amended by restating Section 4 of the Plan in its entirety as follows, effective May 13, 2008:
     4. Stock Subject to the Plan.
     The maximum number of Shares which shall be distributed as Purchased Shares or in respect of Purchased Share Units under the Plan shall be 325,000 Shares, which number shall be subject to adjustment as provided in Section 9 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.
     If any outstanding Purchased Shares or Purchased Share Units under the Plan shall be forfeited, the related Shares shall (unless the Plan shall have been terminated) again be available for use under the Plan
     Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to the LifePoint Hospitals, Inc. Management Stock Purchase Plan to be duly executed and delivered as of the 13th day of May, 2008.

LIFEPOINT HOSPITALS, INC.

By:

Its:

B-1

LIFEPOINT HOSPITALS, INC.
103 POWELL COURT
SUITE 200
BRENTWOOD, TN 37027
BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717
VOTE BY INTERNET * www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LifePoint Hospitals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LifePoint Hospitals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you vote by telephone or Internet, please do not send your proxy by mail.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LIFEH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFEPOINT HOSPITALS, INC.		For All	Withhold All	For All Except
The Board of Directors recommends a vote FOR:

Vote On Directors		☐	☐	☐

1.	Election of the three nominees listed as Class III directors of the Company:

Nominees:

01) William F. Carpenter III
02) Richard H. Evans
03) Michael P. Haley
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals

2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.	For ☐	Against ☐	Abstain ☐
3.	Amendment of the Company’s Amended and Restated 1998 Long-Term Incentive Plan.	☐	☐	☐
4.	Amendment to the Company’s Management Stock Purchase Plan.	☐	☐	☐
5.	Transact such other business as may properly come before the Annual Meeting or any adjournments of postponements thereof.
In their discretion, the proxies named on the reverse side of this proxy card may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted FOR the election of directors, FOR ratification of the selection of the independent registered public accounting firm, FOR amendment to the Long-Term Incentive Plan; and FOR amendment to the Management Stock Purchase Plan.
Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

If you do not plan to vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

▼ FOLD AND DETACH HERE ▼

This Proxy is solicited on behalf of the Company’s Board of Directors
LIFEPOINT HOSPITALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2008
     The undersigned hereby authorizes and appoints David M. Dill and Paul D. Gilbert, or either of them, with power of substitution, as proxies to vote all shares of Common Stock of LifePoint Hospitals, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, at 3:00 p.m. local time on May 13, 2008, and any adjournment thereof, as indicated on the reverse side of this proxy card.
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted FOR the election of directors, FOR ratification of the selection of the independent registered public accounting firm, FOR amendment to the Long-Term Incentive Plan; and FOR amendment to the Management Stock Purchase Plan.
THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE